Filed Pursuant to Rule 424(b)(2)
Registration No. 333-206568

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.550% Senior Notes due 2025(2)	$500,000,000.00	99.480%	$497,400,000.00	$61,926.30
4.450% Senior Notes due 2048(2)	$500,000,000.00	99.378%	$496,890,000.00	$61,862.81
Total	$1,000,000,000.00		$994,290,000.00	$123,789.11

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.
(2)	Certain subsidiaries of Sysco Corporation fully and unconditionally guarantee the notes. In accordance with Rule 457(n) under the Securities Act, no separate registration fee is required with respect to the guarantees.

Prospectus Supplement to Prospectus dated August 25, 2015

SYSCO CORPORATION

$500,000,000 3.550% Senior Notes due 2025

$500,000,000 4.450% Senior Notes due 2048

Sysco Corporation is offering $500,000,000 aggregate principal amount of its 3.550% Senior Notes due 2025 (the “2025 notes”) and $500,000,000 aggregate principal amount of its 4.450% Senior Notes due 2048 (the “2048 notes” and, together with the 2025 notes, the “notes”).

Sysco will pay interest semi-annually in arrears on each series of notes on March 15 and September 15 of each year. The first such payment will be made on September 15, 2018. The notes of each series will be issued only in denominations of $2,000 and integral multiples of $1,000 above that amount.

Sysco has the option to redeem some or all of any series of notes at any time. The redemption prices for each series of notes are discussed under the caption “Description of Notes—Optional Redemption.”

Upon a change of control repurchase event, Sysco will be required to make an offer to repurchase all of the outstanding notes at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes—Change of Control Repurchase Event.”

The notes will be unsecured obligations of Sysco. The notes initially will be fully and unconditionally guaranteed by Sysco’s direct and indirect wholly owned domestic subsidiaries that guarantee Sysco’s other senior notes issued under the indenture governing the notes or any of Sysco’s other indebtedness. Subsidiaries acquired or created in the future may or may not become guarantors, but any domestic subsidiary that guarantees Sysco’s other senior notes or other indebtedness must also guarantee the notes. The subsidiary guarantees will be unsecured obligations of the respective subsidiary guarantors and rank equally in right of payment with all existing and future unsecured senior indebtedness of the respective subsidiary guarantors.

Each series of notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated quotation system.

See “Risk Factors” beginning on page S-7 to read about important factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Discount		Proceeds, Before Expenses, to Sysco
	Per Note	Total	Per Note	Total	Per Note	Total
3.550% Senior Notes due 2025	99.480%	$497,400,000	0.400%	$2,000,000	99.080%	$495,400,000
4.450% Senior Notes due 2048	99.378%	$496,890,000	0.750%	$3,750,000	98.628%	$493,140,000
Total		$994,290,000		$5,750,000		$988,540,000

The public offering prices set forth above do not include accrued interest, if any. Interest on the notes of each series will accrue from March 19, 2018 and must be paid by the purchasers if the notes are delivered after March 19, 2018.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants, including Clearstream Banking, S.A., Luxembourg and Euroclear Bank S.A/N.V., as operator of the Euroclear System, against payment in New York, New York on March 19, 2018.

Joint Book-Running Managers

Goldman Sachs & Co. LLC J.P. Morgan TD Securities Wells Fargo Securities

BofA Merrill Lynch Deutsche Bank Securities HSBC US Bancorp

Co-Managers

PNC Capital Markets LLC	Santander	The Williams Capital Group, L.P.

Barclays	BB&T Capital Markets	BNP PARIBAS	Lloyds Securities Rabo Securities

Comerica Securities

Prospectus Supplement dated March 8, 2018

Prospectus Supplement

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ABOUT THIS PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes. The second part is the accompanying prospectus, which provides more general information. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. When used in this prospectus supplement, unless otherwise indicated, the term “prospectus” refers to this prospectus supplement together with the accompanying prospectus.

We expect delivery of the notes will be made against payment therefor on or about March 19, 2018, which is the seventh business day following the date of pricing of the notes (such settlement being referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next succeeding four business days will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus. We are not making an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

Sysco files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. Sysco’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco, are also available to the public at the SEC’s website at http://www.sec.gov, and on Sysco’s website, http://www.sysco.com. The information contained on or that can be accessed through our website is not incorporated in, and is not part of, this prospectus supplement or the accompanying prospectus.

The SEC allows Sysco to “incorporate by reference” information we file with the SEC, which means that Sysco can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information contained in this prospectus.

The following documents filed by Sysco (File No. 1-06544) with the SEC are incorporated by reference in, and made a part of, this prospectus:

•	Sysco’s Annual Report on Form 10-K for the fiscal year ended July 1, 2017;

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•	Sysco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017;

•	Sysco’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 6, 2017;

•	Sysco’s Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2017; and

•	Sysco’s Current Reports on Form 8-K filed with the SEC on July 17, 2017, July 28, 2017, September 15, 2017 and November 20, 2017 and Current Report on Form 8-K/A filed with the SEC on November 17, 2017 (excluding any information furnished under Items 2.02 or 7.01 on any such Current Report on Form 8-K or Form 8-K/A).

We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K) after the date of this prospectus supplement and prior to the termination of the offering. These documents will be deemed to be incorporated by reference in this prospectus and to be a part of it from the date they are filed with the SEC.

You may obtain a copy of these filings, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

Sysco Corporation

Investor Relations

1390 Enclave Parkway

Houston, Texas 77077-2099

Telephone: (281) 584-2615

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus supplement contains “forward-looking statements,” as defined under U.S. securities laws, that involve substantial risks and uncertainties. All statements in this prospectus supplement and the documents incorporated by reference herein regarding our business strategy, future operations, financial position, cost savings, prospects, plans and objectives, as well as information concerning industry trends, expected actions of third parties and other forward-looking information, are forward-looking statements. You can identify many of these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “could” and “continue” or similar words. You should read statements that contain these words carefully for the following reasons:

•	the statements discuss our future expectations;

•	the statements contain projections of our future results of operations or of our financial condition; and

•	the statements state other “forward-looking” information.

Examples of such forward-looking statements include statements about:

•	our expectations and beliefs regarding our fair value estimates;

•	our expectations with respect to achieving our three-year financial targets through fiscal 2018 and our new three-year financial objectives through fiscal 2020;

•	the impact of general economic conditions on our business and our industry in the United States and abroad;

•	our expectations regarding inflation and other economic trends in the United States and abroad;

•	changes in future depreciation expense;

•	our expectations regarding our effective tax rate and the positive impact of the Tax Cuts and Jobs Act of 2017 generally and on our three-year financial plan earnings targets;

•	our expectations regarding multi-unit customer growth;

•	our expectations regarding future performance and growth, including operating performance and operating income growth;

•	our expectations regarding operating expense;

•	our expectations regarding the calculation of adjusted return on invested capital and adjusted operating income;

•	our expectations regarding our capital allocation priorities;

•	our expectations regarding cash held by international subsidiaries, including our need to repatriate cash held outside of the U.S. in a tax-efficient manner;

•	the sufficiency of our mechanisms for managing working capital and competitive pressures, and our beliefs regarding the impact of these mechanisms;

•	our ability to meet future cash requirements, including the ability to access financial markets effectively, including issuances of debt securities, and maintain sufficient liquidity;

•	our ability to effectively access the commercial paper market and long-term capital markets;

•	our expectations regarding operating cash flow, cash flow growth and free cash flow;

•	our intention to repay our long-term debt with cash on hand, cash flow from operations, issuances of commercial paper, issuances of senior notes, or a combination thereof;

•	our expectations regarding 2018 fuel prices; and

•	our expectations regarding share repurchases.

S-iv

We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. All forward-looking statements speak only as of the date on which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. The discussion of risk factors incorporated by reference into this prospectus supplement, as well as any other cautionary language in this prospectus supplement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of any of the events described in those risk factors and elsewhere in this prospectus supplement could have a material adverse effect on our business, financial condition and results of operations. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the factors that could cause our actual results to differ materially include the factors that we describe under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 1, 2017 and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference. These factors, risks and uncertainties include, but are not limited to, the following:

•	periods of significant or prolonged inflation or deflation and their impact on our product costs and profitability;

•	risks related to unfavorable conditions in the U.S. economy and local markets and the impact on our results of operations and financial condition;

•	the risks related to our efforts to meet our long-term strategic objectives, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected;

•	the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to us if past and future undertakings and the associated changes to our business do not prove to be cost effective or do not result in the level of cost savings and other benefits that we anticipated;

•	the impact of unexpected future changes to our business initiatives based on management’s subjective evaluation of our overall business needs;

•	the risk that competition in our industry may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

•	the risk that we may not be able to fully compensate for increases in fuel costs, and forward purchase commitments intended to contain fuel costs could result in above market fuel costs;

•	the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

•	the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

•	risks related to unfavorable changes to the mix of locally managed customers versus corporate-managed customers;

•	the risk that we may not realize anticipated benefits from our operating cost reduction efforts;

•	difficulties in successfully expanding into international markets and complimentary lines of business;

•	the potential impact of product liability claims;

•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;

S-v

•	risks related to our ability to effectively finance and integrate acquired businesses;

•	risks related to our access to borrowed funds in order to grow and any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

•	our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

•	the risk that the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending;

•	the risk that the U.K.’s anticipated exit from the European Union, commonly referred to as Brexit, may adversely impact our operations in the U.K., including those of the Brakes Group;

•	the risk that factors beyond management’s control, including fluctuations in the stock market, as well as management’s future subjective evaluation of the company’s needs, would impact the timing of share repurchases;

•	due to our reliance on technology, any technology disruption or delay in implementing new technology could have a material negative impact on our business;

•	the risk that a cybersecurity incident and other technology disruptions could negatively impact our business and our relationships with customers;

•	the potential requirement to pay material amounts under our multiemployer defined benefit pension plans;

•	our funding requirements for our company-sponsored qualified pension plan may increase should financial markets experience future declines;

•	labor issues, including the renegotiation of union contracts and shortage of qualified labor;

•	capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending; and

•	the risk that the anti-takeover benefits provided by our preferred stock may not be viewed as beneficial to stockholders.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus supplement and the documents incorporated by reference herein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We do not undertake any obligation to make any revisions to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law, including the securities laws of the United States and rules and regulations of the SEC.

S-vi

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference for a more complete understanding of our business and the terms of the notes, as well as material tax and other considerations that may be important to you in making your investment decision. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended July 1, 2017 and in our Quarterly Report on Form 10-Q for the 13-week period ended December 30, 2017 for information regarding risks you should consider before investing in the notes. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” beginning on page S-iv of this prospectus supplement.

Unless we indicate or the context otherwise requires, references to “Sysco,” “the company,” “we,” “us” or “our” in this prospectus supplement are to Sysco Corporation, together with its subsidiaries. The terms “2025 notes” and “ 2048 notes” refer to the 3.550% Senior Notes due 2025 and the 4.450% Senior Notes due 2048, respectively. The term “notes” refers to both series of notes, together.

The Company

Sysco Corporation, acting through its subsidiaries and divisions, is the largest North American distributor of food and related products primarily to the foodservice or food-away-from-home industry. We provide products and related services to over 500,000 customer locations, including restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers.

Since Sysco’s formation in 1969, annual sales have grown from $115 million to $55.4 billion in fiscal year 2017, both through internal expansion of existing operations and through acquisitions.

Our primary operations are located in North America and Europe. The company has aggregated certain of its operating segments into three reportable segments. “Other” financial information is attributable to the company’s other operating segments that do not meet the quantitative disclosure thresholds.

•	U.S. Foodservice Operations—primarily includes U.S. Broadline operations, custom-cut meat and seafood companies, FreshPoint (our specialty produce companies) and European Imports (a specialty import company);

•	International Foodservice Operations—primarily includes broadline operations in Canada, Europe, the Bahamas, Mexico, Costa Rica and Panama, as well as a company that distributes to international customers;

•	SYGMA—our customized distribution subsidiary; and

•	Other—primarily our hotel supply operations and Sysco Labs, which includes our suite of technology solutions that help support the business needs of our customers and provides support for some of our business technology needs.

Broadline operations distribute a full line of food products and a wide variety of non-food products to both traditional and chain restaurant customers, hospitals, schools, hotels, industrial caterers and other venues where foodservice products are served. SYGMA distributes a full line of food products and a wide variety of non-food products to certain chain restaurant customer locations.

The products we distribute include:

•	a full line of frozen foods, such as meats, seafood, fully prepared entrees, fruits, vegetables and desserts;

•	a full line of canned and dry foods;

•	fresh meats and seafood;

•	dairy products;

•	beverage products;

•	imported specialties; and

•	fresh produce.

We also supply a wide variety of non-food items, including:

•	paper products, such as disposable napkins, plates and cups;

•	tableware, such as china and silverware;

•	cookware, such as pots, pans and utensils;

•	restaurant and kitchen equipment and supplies; and

•	cleaning supplies.

Our operating companies distribute both nationally branded merchandise and products packaged as Sysco private brands.

Sysco is a Delaware corporation, and our principal executive offices are located at 1390 Enclave Parkway, Houston, Texas 77077-2099. Our telephone number is (281) 584-1390. In this prospectus supplement, we refer to Sysco and its subsidiaries and divisions as “we” or “us,” unless we specifically state otherwise or the context indicates otherwise. Sysco’s common stock is listed on the New York Stock Exchange under the trading symbol “SYY.”

Recent Developments

Concurrent Tender Offer

Concurrently with this offering, we are conducting a tender offer (the “tender offer”) to purchase for cash up to $200 million (the “tender cap”) in combined aggregate principal amount of the following securities, in order of priority from the highest priority to the lowest priority: our 6.625% Senior Notes due 2039 (the “2039 notes”), our 7.160% Debentures due 2027 (the “2027 debentures”), our 6.500% Debentures due 2028 (the “2028 debentures”) and our 5.375% Senior Notes due 2035 (the “2035 notes” and, together with the 2039 notes, the 2027 debentures and the 2028 debentures, the “tender offer securities” and each, a “series” of tender offer securities). The tender offer will expire at 11:59 p.m., New York City time, on April 4, 2018 or on any other date and time to which we extend the tender offer, unless earlier terminated. Subject to the tender cap, the aggregate principal amount of a series of tender offer securities that will be purchased in the tender offer will be based on the order of priority assigned to such series of tender offer securities. We reserve the right, in our sole discretion, to increase the tender cap at any time, subject to compliance with applicable law, which could result in our purchasing a greater amount of tender offer securities in the tender offer.

As of December 30, 2017, there were outstanding approximately $250 million aggregate principal amount of 2039 notes, $50 million aggregate principal amount of 2027 debentures, $225 million aggregate principal amount of 2028 debentures and $500 million aggregate principal amount of 2035 notes. The tender offer is conditioned upon a number of customary conditions, including the receipt by Sysco, at or prior to the earliest settlement date, of sufficient proceeds from this offering or other debt financing transactions to fund the tender offer and pay related fees and expenses. We are permitted, among other things, to amend or terminate the tender offer in accordance with the terms of the Offer to Purchase, dated March 8, 2018 (the “Offer to Purchase”), and applicable law, and there is no assurance that the tender offer will be consummated in accordance with its terms, or at all.

This offering is not conditioned upon the successful consummation of the tender offer. We cannot assure you that the tender offer will be completed on terms favorable to us, or at all, nor can we assure you that the tender offer will result in any of the tender offer securities of any series being tendered and accepted for purchase.

The purpose of the tender offer is to reduce the interest costs and to lengthen the maturity profile of our outstanding indebtedness. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2039 notes, 2027 debentures, 2028 debentures and 2035 notes. The tender offer is being made only by and pursuant to, and on the terms and subject to the conditions set forth in, the Offer to Purchase.

The Offering

Issuer	Sysco Corporation

Notes Offered	$500,000,000 aggregate principal amount of our 3.550% Senior Notes due 2025 and $500,000,000 aggregate principal amount of our 4.450% Senior Notes due 2048.

Interest Rate	Interest will accrue on the 2025 notes from March 19, 2018 at a rate of 3.550% per annum. Interest will accrue on the 2048 notes from March 19, 2018 at a rate of 4.450% per annum.

Interest Payment Dates	Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018.

Maturity	The 2025 notes will mature on March 15, 2025. The 2048 notes will mature on March 15, 2048.

Guarantees	The notes initially will be fully and unconditionally guaranteed by our direct and indirect wholly owned domestic subsidiaries that guarantee our other senior notes issued under the indenture governing the notes or any of our other indebtedness. Subsidiaries acquired or created in the future may or may not become guarantors, but any domestic subsidiary that guarantees our other senior notes or our other indebtedness must also guarantee the notes. See “Description of Notes—Guarantees.”

Ranking	The notes will be our unsecured obligations. The notes will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness, effectively junior in right of payment to our future secured indebtedness to the extent of the value of the assets securing that indebtedness and senior to any of our future subordinated indebtedness. As of December 30, 2017, we had, on a consolidated basis, outstanding total debt of approximately $8.9 billion, including $8.0 billion in aggregate principal amount of unsecured senior indebtedness outstanding; after giving effect to this offering (but without giving effect to the tender offer), our outstanding total debt as of that date would have been $9.0 billion. See “Capitalization” and “Description of Notes—General.”

The subsidiary guarantees will be unsecured obligations of the respective subsidiary guarantors. The subsidiary guarantees will rank equally in right of payment with all other existing and future unsecured senior indebtedness of our subsidiary guarantors and will effectively rank junior to any future secured indebtedness of our subsidiary guarantors to the extent of the value of the assets securing such indebtedness. As of December 30, 2017, Sysco and our subsidiary guarantors had no secured indebtedness. See “Capitalization.”

Optional Redemption	At our option, any or all of the notes may be redeemed, in whole or in part, at any time prior to maturity. If we elect to redeem (i) the 2025 notes before the date that is two months prior to the maturity date, or (ii) the 2048 notes before the date that is six months prior to the maturity date, we will pay an amount equal to the greater of 100% of the principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matured on the applicable date described above. If we elect to redeem a series of notes on or after the applicable date described in the preceding sentence, we will pay an amount equal to 100% of the principal amount of the notes to be redeemed. We will pay accrued and unpaid interest on the notes redeemed to the redemption date. See “Description of Notes—Optional Redemption.”

Further Issuances	We may, without notice to or the consent of the holders or beneficial owners of the notes of any series, issue additional notes of a series having the same ranking, interest rate, maturity and/or other terms (except for the issue date, public offering price and, if applicable, the initial interest payment date) as the notes of that series offered hereby. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes of that series offered hereby.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $986.64 million, after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds of this offering to fund the purchase of up to $200 million combined aggregate principal amount of 2039 notes, 2027 debentures, 2028 debentures and 2035 notes that are tendered and accepted for purchase pursuant to the concurrent tender offer described above under “—Recent Developments—Concurrent Tender Offer,” to repay outstanding borrowings under our commercial paper program and for general corporate purposes. We reserve the right, in our sole discretion, to increase the tender cap at any time, subject to compliance with applicable law, which could result in our purchasing a greater amount of tender offer securities in the tender offer.

Affiliates of certain of the underwriters are dealers under our commercial paper program and may hold commercial paper notes thereunder. Accordingly, they may receive a portion of the net proceeds from this offering. See “Use of Proceeds” and “Underwriting.”

In addition, certain of the underwriters and/or their respective affiliates may hold a portion of the tender offer securities for their own account and/or for the accounts of customers and, therefore, may receive a portion of the net proceeds from this offering if such tender offer securities are tendered in the tender offer. See “Underwriting.”

Listing and Trading	We do not intend to apply to list the notes for trading on any securities exchange or include the notes on any automated quotation system. We can provide no assurance as to the liquidity of, or development of any trading market for, the notes.

Governing Law	The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form	The notes will be issued in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will be represented by one or more permanent global notes in book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Trustee	U.S. Bank National Association.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement for information regarding risks you should consider before investing in the notes.

RISK FACTORS

You should consider carefully the following information about risks, together with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended July 1, 2017 and our Quarterly Report on Form 10-Q for the 13-week period ended December 30, 2017, which are incorporated by reference herein, before making an investment in the notes. Any of these risk factors could materially and adversely affect our business, financial condition, results of operations and future prospects, as well as the market value of the notes.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

After giving effect to this offering, we will continue to have a significant amount of indebtedness. As of December 30, 2017, we had, on a consolidated basis, outstanding total debt of approximately $8.9 billion and shareholders’ equity of approximately $2.3 billion. On a pro forma basis giving effect to this offering (but without giving effect to the tender offer), as of December 30, 2017, we had, on a consolidated basis, outstanding total debt of approximately $9.0 billion and shareholders’ equity of approximately $2.3 billion. Our ratio of earnings to fixed charges was 6.2x for the 26-week period ended December 30, 2017. See “Capitalization” and “Ratio of Earnings to Fixed Charges.”

Our substantial amount of debt could have important consequences for you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	limit our ability to obtain additional financing, if needed, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

•	increase our vulnerability to adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

The indenture does not limit our or our subsidiaries’ ability to incur additional unsecured indebtedness. Any significant additional indebtedness incurred may adversely impact our ability to service our debt, including our obligations under the notes.

We will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under the notes and our other obligations.

We derive a substantial portion of our operating income from, and hold a significant amount of assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under the notes and our other obligations. Our subsidiaries are separate and distinct legal entities and, unless they are guarantors of the notes, will have no obligation to pay any amounts due on the notes and will have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit our subsidiaries’ ability to make distributions and other payments to us, and our subsidiaries could agree to contractual restrictions on their ability to make distributions to us.

Some of our subsidiaries will not guarantee the notes. Your right to receive payment on the notes and the guarantees will be structurally subordinated to the liabilities of our non-guarantor subsidiaries and could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some of our subsidiaries will not guarantee the notes. Such non-guarantor subsidiaries currently include our international and SYGMA subsidiaries, as well as our Asian foods, custom-cut meat, specialty produce, hotel supply and certain other subsidiaries. The notes will be structurally subordinated to all existing and future liabilities and preferred equity of the subsidiaries that do not guarantee the notes. In the event of liquidation, dissolution, reorganization, bankruptcy, winding up or any similar proceeding with respect to any such subsidiary, creditors and preferred equity holders of that subsidiary generally would have the right to be paid in full before any distribution is made to us. As of December 30, 2017, the total liabilities, including trade payables, of our non-guarantor subsidiaries was approximately $6.5 billion, and our non-guarantor subsidiaries collectively owned approximately 60.0% of our consolidated total assets. As of December 30, 2017, our non-guarantor subsidiaries accounted for approximately 38.8% of our consolidated sales.

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.

Certain of our subsidiaries will guarantee our payment obligations under the notes. The issuance of the guarantees by the subsidiary guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce a subsidiary guarantee, or may subordinate the notes or such guarantee to the applicable subsidiary guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might take such actions if it found that when the applicable subsidiary guarantor entered into its guarantee the applicable subsidiary guarantor received less than reasonably equivalent value or fair consideration and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable subsidiary guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a subsidiary guarantor pursuant to its guarantee could be avoided and required to be returned to such subsidiary guarantor or to a fund for the benefit of such guarantor’s creditors, and, accordingly, the court might direct you to repay any amounts that you had already received from such subsidiary guarantor.

To the extent a court avoids a subsidiary guarantee as a fraudulent transfer or holds a subsidiary guarantee unenforceable for any other reason, holders of notes would cease to have any direct claim in respect of that guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.

Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

The notes are not secured by any of our assets and any secured creditors would have a prior claim on our assets.

The notes are not secured by any of our assets. The terms of the indenture permit us to incur a specified amount of secured indebtedness without equally and ratably securing the notes. See “Description of Debt Securities and Guarantees—Senior Debt—Limitations on Liens” in the accompanying prospectus. If we become insolvent or are liquidated, or if payment under any agreements governing any secured debt is accelerated, the lenders under our secured debt agreements would be entitled to exercise the remedies available to a secured lender. Accordingly, the lenders would have a prior claim on our assets to the extent of their liens, and it is possible that there would be insufficient assets remaining from which claims of the holders of these notes can be satisfied. As of March 7, 2018, neither Sysco Corporation nor any of its subsidiary guarantors had any secured indebtedness.

We may be unable to repurchase the notes upon a change of control.

Upon a change of control repurchase event, as defined in the indenture, we will be required to make an offer to repurchase all of the outstanding notes at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. If a change of control were to occur, debt agreements to which we are a party at such time may contain restrictions and provisions limiting our ability to repurchase the notes.

Any failure to make an offer to repurchase, or to repay holders tendering notes, upon a change of control will result in an event of default under the notes. We may not have the financial resources to repurchase the notes, particularly if a change of control event triggers a similar repurchase requirement for other indebtedness or results in the acceleration of other indebtedness. See “Description of Notes—Change of Control Repurchase Event.”

An active trading market for the notes may not develop.

Each series of notes is a new issue of securities with no established trading market, and no series of notes will be listed on any securities exchange or included in any automated quotation system. If active trading markets do not develop or are not maintained with respect to a series of notes, holders of that series of notes may experience difficulty in reselling, or an inability to sell, those notes. Future trading prices for the notes may be adversely affected by many factors, including changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in our industry.

Ratings of the notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated initially by at least two nationally recognized statistical rating organizations. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market prices or suitability for a particular investor. In addition, ratings at any time may be lowered, placed on negative outlook or watch or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market prices of, the notes.

An increase in market interest rates will likely result in a decrease in the market price of the notes.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value. Consequently, if you purchase notes and market interest rates increase, the market price of the notes will likely decline. We cannot predict the future level of market interest rates.

If you are able to resell your notes, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

•	our historical and anticipated results of operations, liquidity and financial condition;

•	analysts’ expectations of our future results of operations, liquidity or financial condition or the prospects for our industry in general;

•	the amount of debt we have outstanding;

•	the market for similar securities;

•	market interest rates;

•	the liquidity of the market in which the notes trade, if any;

•	the redemption and repayment features of the notes; and

•	the time remaining to maturity of the notes.

As a result of these factors, you may not be able to sell your notes at a particular time or at all or may only be able to sell your notes at a price below that which you believe to be appropriate, including the price you paid for them.

USE OF PROCEEDS

We estimate that we will receive approximately $986.64 million from the sale of the notes in this offering, after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds of this offering to fund the purchase of up to $200 million combined aggregate principal amount of 2039 notes, 2027 debentures, 2028 debentures and 2035 notes that are tendered and accepted for purchase pursuant to the tender offer described above under “Prospectus Summary—Recent Developments—Concurrent Tender Offer,” to repay outstanding borrowings under our commercial paper program and for general corporate purposes. We reserve the right, in our sole discretion, to increase the tender cap at any time, subject to compliance with applicable law, which could result in our purchasing a greater amount of tender offer securities in the tender offer. Pending the application of the net proceeds in the manner set forth in the previous sentence, we intend to invest the net proceeds from this offering primarily in cash, cash equivalents and U.S. government securities.

As of December 30, 2017, there were outstanding approximately $250 million aggregate principal amount of 2039 notes, $50 million aggregate principal amount of 2027 debentures, $225 million aggregate principal amount of 2028 debentures and $500 million aggregate principal amount of 2035 notes. The 2039 notes, 2027 debentures, 2028 debentures and 2035 notes bear interest at a rate of 6.625%, 7.160%, 6.500% and 5.375%, respectively.

Sysco Commercial Paper Program

As of March 7, 2018, the outstanding balance under our commercial paper program was $1,306.4 million. The average interest rate of borrowings under the commercial paper notes was 1.83% at March 7, 2018. The outstanding commercial paper notes as of March 7, 2018 have an average maturity of March 8, 2018.

Affiliates of certain of the underwriters are dealers under our commercial paper program and may hold commercial paper notes thereunder. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay our outstanding commercial paper held by at least one of the underwriters or their affiliates, such underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. In such event, this offering will be made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering. If there is a “conflict of interest” under FINRA Rule 5121, the underwriters who will be receiving such proceeds will not confirm sales of notes to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting.”

RATIO OF EARNINGS TO FIXED CHARGES

Sysco’s ratios of earnings to fixed charges for the 26-week period ended December 30, 2017 and for the five fiscal years ended July 1, 2017 are set forth below:

	26-Week Period Ended	Fiscal Year Ended
	December 30, 2017	July 1, 2017	July 2, 2016(2)	June 27, 2015		June 28, 2014	June 29, 2013
Ratio of Earnings to Fixed Charges(1)	6.2x	6.1x	5.2x	4.6x	(3)	11.0x	11.0x

(1)	For the purpose of calculating this ratio, “earnings” consist of earnings before income taxes and fixed charges (exclusive of interest capitalized). “Fixed charges” consist of interest expense, capitalized interest and the estimated interest portion of rents.
(2)	The fiscal year ended July 2, 2016 was a 53-week year.
(3)	On July 14, 2015, we redeemed $5.0 billion aggregate principal amount of our senior notes. The ratio of earnings to fixed charges for the fiscal year ended June 27, 2015 does not give pro forma effect to such redemption of senior notes or the use of net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 30, 2017 on:

•	an actual basis; and

•	an as adjusted basis to reflect the issuance of the notes offered hereby, the repayment at maturity of all of our 5.25% Senior Notes due 2018, which occurred on February 12, 2018, and the repayment of outstanding borrowings under our commercial paper program as set forth under “Use of Proceeds.”

	Actual	As adjusted
	(In thousands except for share data)
Cash(1):	$961,067	$1,197,878
Short-term debt:
Total short-term debt	—	—
Long-term debt:
U.S. commercial paper(2)	749,849	—
Senior notes, interest at 5.25%, maturing on February 12, 2018(3)	500,041	500,041
Senior notes, interest at 5.375%, maturing on March 17, 2019	249,614	249,614
Senior notes, interest at 2.60%, maturing on June 12, 2022	446,267	446,267
Debentures, interest at 7.16%, maturing on April 15, 2027(1)	50,000	50,000
Debentures, interest at 6.50%, maturing on August 1, 2028(1)	223,875	223,875
Senior notes, interest at 5.375%, maturing on September 21, 2035(1)	497,167	497,167
Senior notes, interest at 6.625%, maturing on March 17, 2039(1)	248,433	248,433
Senior notes, interest at 2.60%, maturing on October 1, 2020	733,760	733,760
Senior notes, interest at 3.75%, maturing on October 1, 2025	746,548	746,548
Senior notes, interest at 4.85%, maturing on October 1, 2045	495,630	495,630
Senior notes, interest at 1.90%, maturing on April 1, 2019	490,701	490,701
Senior notes, interest at 2.50%, maturing on July 15, 2021	484,839	484,839
Senior notes, interest at 3.30%, maturing on July 15, 2026	991,756	991,756
Senior notes, interest at 4.50%, maturing on April 1, 2046	494,032	494,032
Senior notes, interest at 1.25%, maturing on June 23, 2023	595,746	595,746
Senior notes, interest at 3.250%, maturing on July 15, 2027	742,231	742,231
Senior notes, interest at 3.550%, maturing on March 15, 2025	—	494,460
Senior notes, interest at 4.450%, maturing on March 15, 2048	—	492,200
Notes payable, capital leases, and other debt, interest averaging 6.14% and maturing at various dates to fiscal 2026	113,345	113,345

Total long-term debt	8,853,834	9,090,645
Less current maturities of long-term debt	(534,716)	(534,716)
Less notes payable	(6,629)	(6,629)

Long-term debt net of current maturities	$8,312,489	$8,549,300
Shareholders’ equity:
Preferred stock, par value $1 per share; 1,500,000 shares authorized; none issued	—	—
Common stock, par value $1 per share; 2,000,000,000 shares authorized; 765,174,900 issued	765,175	765,175
Paid-in capital	1,361,471	1,361,471
Retained earnings	9,708,261	9,708,261
Accumulated other comprehensive loss	(1,116,028)	(1,116,028)
Less cost of treasury stock (243,764,879 shares)	(8,450,277)	(8,450,277)

Total shareholders’ equity	$2,268,602	$2,268,602

Total capitalization(4)	$11,122,436	$11,359,247

(1)	The “as adjusted” column does not reflect the intended use of a portion of the net proceeds from this offering to fund the purchase of up to $200 million combined aggregate principal amount of 2039 notes, 2027 debentures, 2028 debentures and 2035 notes that are tendered and accepted for purchase in the tender offer. We reserve the right, in our sole discretion, to increase the tender cap at any time, subject to compliance with applicable law, which could result in our purchasing a greater amount of tender offer securities in the tender offer. To the extent any 2039 notes, 2027 debentures, 2028 debentures and 2035 notes are purchased in the tender offer, (a) cash and cash equivalents would be reduced by the amount of the aggregate consideration used to purchase such tender offer securities, and (b) the principal amount outstanding of the applicable series of such tender offer securities would be reduced by the aggregate principal amount of the series of tender offer securities so purchased. See “Prospectus Summary—Recent Developments—Concurrent Tender Offer.”
(2)	As of March 7, 2018, the outstanding balance under our commercial paper program was $1,306.4 million.
(3)	At maturity, which occurred on February 12, 2018, all of our 5.25% Senior Notes due 2018 were repaid.
(4)	Total capitalization consists of long-term debt including current maturities, notes payable and shareholders’ equity.

SELECTED FINANCIAL DATA

The following table sets forth selected historical consolidated financial data of Sysco and its subsidiaries.

The selected historical consolidated financial data for each of our fiscal years has been derived from our audited consolidated financial statements. The selected consolidated financial data as of and for the 26 weeks ended December 30, 2017 and December 31, 2016 has been derived from our unaudited financial statements and, in our opinion, has been prepared on the same basis as the audited financial statements and includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of this data. The historical financial data presented below may not necessarily be indicative of our financial position or results of operations in the future. You should read this data together with the consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement.

	Fiscal Year Ended			26 Weeks Ended
	July 1, 2017	July 2, 2016(1)	June 27, 2015	December 30, 2017	December 31, 2016
Income Statement Data:
Sales	$55,371,139	$50,366,919	$48,680,752	$29,061,914	$27,425,922
Operating income	2,053,171	1,850,500	1,229,362	1,155,374	1,059,250
Earnings before income taxes	1,766,230	1,433,007	1,008,147	998,184	922,932
Income taxes	623,727	483,385	321,374	346,431	323,878

Net earnings	$1,142,503	$949,622	$686,773	$651,753	$599,054

Net earnings:
Basic earnings per share	$2.10	$1.66	$1.16	$1.24	$1.09
Diluted earnings per share	2.08	1.64	1.15	1.23	1.08
Dividends declared per share	1.30	1.23	1.19	0.69	0.64
Balance Sheet Data (at End of Period):
Total assets	$17,756,655	$16,721,804	$17,989,281	$18,219,370	$17,630,066
Notes payable	3,938	89,563	70,751	6,629	22,600
Current maturities of long-term debt(2)	530,075	8,909	4,979,301	534,716	8,937
Long-term debt, net of current maturities	7,660,877	7,336,930	2,271,825	8,312,489	8,313,651

Total long-term debt	8,194,890	7,435,402	7,321,877	8,853,834	8,345,188
Shareholders’ equity	2,381,516	3,479,608	5,260,224	2,268,602	2,476,039

Total capitalization	$10,576,406	$10,915,010	$12,582,101	$11,122,436	$10,821,227

Ratio of total long-term debt to total capitalization(2)	77.5%	68.1%	58.2%	79.6%	77.1%

(1)	Sysco’s fiscal year ends on the Saturday nearest to June 30th. This resulted in a 53-week year ending July 2, 2016 for fiscal year 2016.
(2)	Our current maturities of long-term debt for the fiscal year ended June 27, 2015 include $5.0 billion aggregate principal amount of our senior notes issued on October 2, 2014, which were subject to mandatory redemption upon the termination of our merger agreement with USF Holding Corp. The merger agreement was terminated in June 2015, and we redeemed these notes in full on July 14, 2015.

DESCRIPTION OF NOTES

The following description of certain material terms of the notes and the guarantees does not purport to be complete. This description adds information to the description of the general terms and provisions of the senior debt securities and guarantees in the accompanying prospectus. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description in this prospectus supplement.

The following description is subject to, and is qualified in its entirety by reference to, the indenture (the “base indenture”), dated June 15, 1995, between Sysco and The Bank of New York Mellon Trust Company, N.A., as successor trustee (“Bank of New York Mellon”), as supplemented by the Thirteenth Supplemental Indenture, dated as of February 17, 2012, among Sysco, Bank of New York Mellon and the subsidiary guarantors, and two related supplemental indentures (each applicable to one of the series of the notes) to be entered into among Sysco, U.S. Bank National Association, as trustee for the notes offered hereby (the “trustee”), and the subsidiary guarantors, creating and defining the terms of the notes and the guarantees and the forms of the notes attached thereto, to be dated the date of delivery of the notes (we refer to each supplemental indenture, together with the base indenture, as the “indenture”).

Certain capitalized terms used in the following description are defined in the indenture. As used in the following description, the terms “Sysco,” “we,” “us” and “our” refer to Sysco Corporation, and not any of its subsidiaries, unless the context requires otherwise.

We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial holder of the notes. You may request copies of the indenture from us at our address set forth above under “Prospectus Summary—The Company.”

Except as set forth under the caption “Material United States Federal Tax Considerations,” we make no representation as to the tax consequences of purchasing, holding, or selling the notes, or a beneficial interest in the notes, under federal, state, or non-U.S. tax laws. Prospective holders of notes or beneficial interests in the notes are encouraged to consult with their own tax advisors with respect to such tax consequences.

General

The 3.550% Senior Notes due 2025, initially limited to $500,000,000 aggregate principal amount (the “2025 notes”) and the 4.450% Senior Notes due 2048, initially limited to $500,000,000 aggregate principal amount (the “2048 notes” and, together with the 2025 notes, the “notes”), will constitute a series of senior debt securities issued under the indenture. The trustee will act as registrar, paying agent and authenticating agent and perform administrative duties for us, such as sending out interest payments and notices under the indenture.

The 2025 notes will bear interest at a fixed rate per year of 3.550%, starting on March 19, 2018 and ending on their maturity date, which is March 15, 2025. The 2048 notes will bear interest at a fixed rate per year of 4.450%, starting on March 19, 2018 and ending on their maturity date, which is March 15, 2048. Interest on the notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018. All payments of interest on the notes will be made to the persons in whose names the notes are registered on the March 1 or September 1, whether or not a Business Day (as defined below), next preceding the applicable interest payment date.

Interest will be calculated on the basis of a 360-day year comprising twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.

The notes of each series will be issued only in fully registered form without coupons, in denominations of $2,000 and whole multiples of $1,000 above that amount. The notes will be unsecured obligations of Sysco and will rank equally in right of payment with all our other unsecured senior indebtedness, whether currently existing or incurred in the future.

As of December 30, 2017, we had $8.0 billion in aggregate principal amount of unsecured senior indebtedness outstanding. On a pro forma basis giving effect to this offering (but without giving effect to the tender offer), as of December 30, 2017, we had, on a consolidated basis, outstanding total debt of approximately $9.0 billion and shareholders’ equity of approximately $2.3 billion. See “Capitalization.”

The subsidiary guarantees will be unsecured obligations of the respective subsidiary guarantors and will rank equally in right of payment with all other unsecured senior indebtedness, whether currently existing or incurred in the future, of the respective subsidiary guarantors.

The notes and the subsidiary guarantees will effectively rank junior to any future secured indebtedness of Sysco and the subsidiary guarantors, respectively, to the extent of the value of the assets securing such indebtedness. As of December 30, 2017, Sysco Corporation and its subsidiary guarantors had no secured indebtedness.

The notes will be structurally subordinated to all liabilities (excluding intercompany loans) of Sysco’s existing and future subsidiaries that are not guaranteeing or do not guarantee the notes. See “Risk Factors—Some of our subsidiaries will not guarantee the notes. Your right to receive payment on the notes and the guarantees will be structurally subordinated to the liabilities of our non-guarantor subsidiaries and could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”

The notes of each series will initially be evidenced by one or more global notes deposited with a custodian for, and registered in the name of, a nominee of DTC. Except as described herein, beneficial interests in a global note will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear, S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme.

Payments of principal of and interest on the notes issued in book-entry form will be made as described below under “—Book-Entry Delivery and Form—Depositary Procedures.” Payments of principal of and interest on notes issued in definitive form, if any, will be made as described below under “—Book-Entry Delivery and Form—Payment and Paying Agents.”

If either a date for payment of principal or interest on the notes or the maturity date of the notes falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. In that case, as to each series of the notes, no interest will accrue on or be payable for the period from and after the original payment date to such next succeeding Business Day. For these purposes, “Business Day” means any day which is a day that is not a Saturday or Sunday or a legal holiday in which banking institutions are authorized or required by law to close in New York, New York.

We may, without notice to or consent of the holders or beneficial owners of the notes of any series, issue additional notes of a series having the same ranking, interest rate, maturity and/or other terms (except the issue date, public offering price and, if applicable, the initial interest payment date) as the notes of that series offered hereby. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes of that series offered hereby.

An event of default for a particular series of notes under the indenture will not necessarily constitute an event of default for other series of notes or for any other series of debt securities under the base indenture.

Guarantees

Initially, the subsidiary guarantors will jointly and severally, fully and unconditionally, guarantee, on an unsecured, senior basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the notes, when and as the same shall become due and payable according to the terms of the notes, and any other amounts payable under the indenture. The obligations of each subsidiary guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk Factors—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.”

The subsidiary guarantors initially will consist of our direct and indirect wholly owned domestic subsidiaries that guarantee our payment obligations under the other senior notes issued under the base indenture or any of our other indebtedness, which are certain of our U.S. broadline subsidiaries. We will cause any of our other existing or future domestic subsidiaries that guarantees our payment obligations under such other senior notes or such other indebtedness to execute and deliver to the trustee supplemental indentures in a form satisfactory to the trustee pursuant to which such subsidiary guarantees our payment obligations with respect to the notes on the terms provided for in the indenture.

The guarantee of any subsidiary guarantor may be released under certain circumstances. If we exercise our defeasance option with respect to the notes of any series as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Defeasance,” then any subsidiary guarantor effectively will be released with respect to that series of notes. Further, each subsidiary guarantee will remain in full force and effect until the earliest to occur of the date, if any, on which (1) the applicable guarantor shall consolidate with or merge into Sysco or any successor of Sysco and (2) Sysco or any successor of Sysco consolidates with or merges into the applicable guarantor.

Optional Redemption

We may redeem some or all of the notes of any series at any time.

At any time before January 15, 2025 (the date that is two months prior to the maturity date) (the “2025 Par Call Date”), the 2025 notes will be redeemable as a whole or in part, at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2025 notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 notes to be redeemed that would be due if the 2025 notes matured on the 2025 Par Call Date (not including any portion of such interest accrued as of the redemption date) discounted to the redemption date semi-annually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus in either case any accrued and unpaid interest on the 2025 notes to be redeemed to the date of redemption.

At any time before September 15, 2047 (the date that is six months prior to the maturity date) (the “2048 Par Call Date” and, together with the 2025 Par Call Date, the “Par Call Dates”), the 2048 notes will be redeemable as a whole or in part, at our option, at a redemption price equal to the greater of

(1) 100% of the principal amount of the 2048 notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2048 notes to be redeemed that would be due if the 2048 notes matured on the 2048 Par Call Date (not including any portion of such interest accrued as of the redemption date) discounted to the redemption date semi-annually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus in either case any accrued and unpaid interest on the 2048 notes to be redeemed to the date of redemption.

At any time on or after the applicable Par Call Date, the notes will be redeemable as a whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to the date of redemption.

If we choose to redeem any notes, we will give a notice of redemption not less than 10 days and not more than 60 days before the redemption date to each holder of the notes to be redeemed, or as otherwise provided in accordance with DTC procedures. If we are redeeming less than all of the notes of a series, the trustee will select the particular notes or portions of notes of that series to be redeemed by lot or pro rata or by another method the trustee deems fair and appropriate (in each case, to the extent such notes are held in global form, subject to the procedures of DTC). Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of notes of any series called for redemption.

For purposes of calculating the redemption price in connection with the redemption of the notes of a series on any redemption date, the following terms have the meanings set forth below:

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes (assuming the notes matured on the applicable Par Call Date) to be redeemed which would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming the notes matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means Goldman Sachs & Co. LLC or its successor.

“Reference Treasury Dealer” means each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC or their respective affiliates, which are primary U.S. Government securities dealers in New York City (“Primary Treasury Dealers”), and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to a particular Reference Treasury Dealer and a particular redemption date, the average, as calculated by the Quotation Agent, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

All determinations made by the Quotation Agent with respect to determining the redemption price will be final and binding on all parties, absent manifest error.

Sinking Fund

The notes will not be subject to a sinking fund.

Certain Covenants

The covenants described in the accompanying prospectus under the captions “Description of Debt Securities and Guarantees—Senior Debt—Limitations on Liens” and “Description of Debt Securities and Guarantees—Senior Debt—Limitations on Sale and Lease-Back Transactions” apply to the notes.

Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above or have defeased the notes as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees—Defeasance,” we will be required to make an irrevocable offer to each holder of notes to repurchase all or any part (equal to or in excess of $2,000 and in integral multiples of $1,000 above that amount) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at our option, prior to a Change of Control (as defined below), but in either case, after the public announcement of the Change of Control, we will give, or shall cause to be given, a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event, offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”), disclosing that any note not tendered for repurchase will continue to accrue interest, and specifying the procedures for tendering notes. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly distribute to each holder of notes properly tendered the purchase price for the notes deposited by us. We will execute, and the authenticating agent will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder, a new note equal in principal amount to any unpurchased portion of any notes surrendered provided that each new note will be in a principal amount of an integral multiple of $1,000. We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. The definition of Change of Control includes the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets, taken as whole with our subsidiaries. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties or assets of us and our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following terms have the meanings set forth below:

“Below Investment Grade Ratings Event” means, with respect to a series of the notes, that on any day during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for up to an additional 60 days for so long as any of the Rating Agencies (as defined below) has publicly announced that it is considering a possible ratings change), the notes of such series cease to be rated Investment Grade (as defined below) by at least two of the three Rating Agencies. Unless at least two of the three Rating Agencies are providing a rating for the notes of such series at the commencement of any Trigger Period, the notes of such series will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock (as defined below) or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) Sysco consolidates with, or merges with or into, any Person (as defined in the base indenture), or any Person consolidates with, or merges with or into, Sysco, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Sysco or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Sysco outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (3) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our consolidated assets, including the assets of our subsidiaries, taken as a whole, to one or more Persons (other than us or one of our subsidiaries); (4) the first day on which a majority of the members of our Board of Directors is composed of members who are not Continuing Directors; or (5) the adoption of a plan relating to the liquidation or dissolution of Sysco. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Repurchase Event” means, with respect to a series of the notes, the occurrence of both a Change of Control and a Below Investment Grade Ratings Event for the notes of such series. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means a rating of Baa3 or higher by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or higher by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or higher by Fitch (or its equivalent under any successor rating categories of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, Sysco may appoint a replacement for such Rating Agency that is a nationally recognized statistical rating agency.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Book-Entry Delivery and Form

General

The notes of each series will be issued in registered, global form in denominations of $2,000 and integral multiples of $1,000 above that amount. Initially, each series of notes will be represented by one or more permanent global certificates (the “global notes”) (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds.

The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of Cede & Co. (DTC’s partnership nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, including Euroclear, S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme. See “—Depositary Procedures” below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note representing a series of the notes may not be exchanged for notes of that series in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. We do not take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.

Pursuant to the procedures established by DTC:

•	upon deposit of each global note, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global note; and

•	ownership of such interests in each global note will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global note).

Investors in a global note who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in a global note who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Because DTC or its nominee will be the only registered holder of the global notes under the indenture, Euroclear, S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme can hold positions in the global notes through their respective U.S. depositaries, which in turn will hold positions on the books of DTC. Accordingly, investors in a global note can hold interests in the global notes through Euroclear, S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, but only if they are participants in these systems or indirectly through organizations that are participants in these systems. All interests in a global note will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in a global note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including a global note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes. Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in a global note, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global note; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the applicable global note as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global note and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although DTC has agreed to the procedures described above to facilitate transfers of interests in the global note among participants, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and its book-entry systems has been obtained from sources we believe to be reliable, but we do not take any responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

Each global note is exchangeable for certificated notes of the same series in definitive, fully registered form without interest coupons only in the following limited circumstances:

•	DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global note or (2) has ceased to be a clearing agency registered under the Exchange Act; or

•	we notify the trustee that we have elected to cause the issuance of certificated notes under the indenture.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Payment and Paying Agents

Payments on each global note will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent maintained in the Borough of Manhattan, The City of New York. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Notices

Any notices required to be given to the holders of the notes of any series will be given to DTC, as the registered holder of the global notes for that series. If a global note for any series is exchanged for notes in definitive form, notices to holders of the notes will be made by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

The Trustee

U.S. Bank National Association is the trustee for the notes offered hereby. The trustee’s current address is U.S. Bank National Association, 13737 Noel Road, Suite 800, Dallas, Texas 75240, Attn: Corporate Trust Services. The trustee is one of a number of banks with which we maintain ordinary banking relationships.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

Governing Law

The indenture, the notes and the guarantees will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations relating to the ownership and disposition of the notes. This summary deals only with holders that purchase notes in the initial offering at their issue price (i.e., the first price at which a substantial amount of notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold such notes as capital assets pursuant to Section 1221(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances or to certain categories of holders (such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold the notes through partnerships or other pass-through entities, regulated investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion also does not address the effects of other U.S. federal tax laws (such as estate and gift tax laws), the so-called “Medicare tax” on net investment income and any applicable foreign, state or local tax laws.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partners in partnerships (or owners of entities treated as partnerships) that hold notes should consult their own tax advisors regarding the consequences to them of the partnership’s acquisition, ownership and disposition of the notes.

This summary, which does not purport to be a complete analysis of all the relevant tax considerations relating to the purchase, ownership and/or disposition of the notes, is based upon the provisions of the Code, regulations, rulings and judicial decisions as of the date of this prospectus supplement. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, nor do we intend to obtain, any ruling from the Internal Revenue Service (the “IRS”) or an opinion from counsel with respect to the statements made in the following summary. We cannot assure you that the IRS will not challenge any of the considerations described herein and/or that such challenge will not be sustained by a court of applicable jurisdiction.

Existence of the Optional Redemption

and the Change of Control Repurchase Event

We intend to treat the possibility of the payment of the additional amounts described in “Description of Notes—Optional Redemption” or “Description of Notes—Change of Control Repurchase Event” as not resulting in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations because we view such possibility as remote under the applicable rules. Our treatment will be binding on all holders, except for a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note was acquired. Our determination, however, is not binding on the IRS, and if the IRS were to challenge this determination, you could be required to accrue interest on the notes under the rules applicable to debt instruments that provide for alternative payment schedules or for contingent payments. Under these rules, a holder could be required to treat any gain recognized on the sale or disposition of a note as ordinary income, and the timing and amount of income inclusion could be different from the consequences discussed herein. In the event we are required to pay additional amounts on the notes, the amount and timing of the income recognized by a holder could be affected. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Material U.S. Federal Income Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. holder. For purposes of this summary, a “U.S. holder” means a beneficial owner (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) of a note that, for U.S. federal income tax purposes, is:

•	an individual U.S. citizen or resident alien;

•	a corporation or other entity created or organized under U.S. law (federal or state, including the District of Columbia) and treated as a corporation for U.S. federal income tax purposes;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under the applicable Treasury regulations to be treated as a U.S. person.

Interest

Subject to the discussion under “—Information Reporting and Backup Withholding,” interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

You generally will recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest, which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in income) and your tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your tax basis in the note generally will equal the amount you paid for the note, subject to certain adjustments. The gain or loss generally will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitation.

Information Reporting and Backup Withholding

Information reporting will apply to payments of interest on, and the proceeds of the sale, redemption, exchange, retirement or other taxable disposition of, notes held by you, and backup withholding will apply to such payments unless you provide the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is generally allowable as a credit against your federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder. For purposes of this summary, a “non-U.S. holder” means a beneficial owner (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) of a note that is not a U.S. holder as defined above under “—Material U.S. Federal Income Tax Consequences to U.S. Holders.”

Interest

Subject to the discussion under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance” below, under the portfolio interest exemption, payments of interest on a note that you receive generally will not be subject to U.S. federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business in the United States by you and you:

•	do not own, actually or constructively, within the meaning of Section 871(h)(3)(C) of the Code, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code;

•	are not a controlled foreign corporation that is related, within the meaning of Section 864(d)(4) of the Code, to us; and

•	(i) provide us, our paying agent or the person who would otherwise be required to withhold tax from the interest a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), stating your name and address and certifying under penalties of perjury that you are not a U.S. person, (ii) have your financial institution that holds the notes on your behalf certify, under penalties of perjury, that it has received a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor) form from you and it provides us with a copy, or (iii) hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files that indicates you are not a U.S. holder.

If the portfolio interest exemption is not available with respect to interest on a note, then such interest may be subject to U.S. federal income and withholding tax at a rate of 30% (or lower applicable treaty rate, if any). To claim an exemption from (or reduction in) income and withholding tax under the benefits of an applicable income tax treaty, you must provide us, the paying agent or the person who would otherwise be required to withhold tax from the interest with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form).

Interest on a note that is effectively connected with your conduct of a trade or business in the United States (and, where a treaty applies, is attributable to your permanent establishment or fixed base maintained by you in the United States) is not subject to withholding if you provide us, our paying agent or the person who would otherwise be required to withhold tax from such payment of interest with a properly completed IRS Form W-8ECI or successor form. However, you generally will be subject to U.S. federal income tax on such interest on a net income basis at rates applicable to a U.S. person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, including earnings and profits from an investment in the notes, that are effectively connected with the active conduct by you of a trade or business in the United States.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

You generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, where a treaty applies, is attributable to a permanent establishment or fixed base maintained by you in the United States);

•	you are an individual who is present in the United States for 183 days or more in the taxable year in which the sale, exchange, redemption, retirement or other taxable disposition occurs and certain other conditions are met; or

•	the gain represents accrued interest, in which case the rules for taxation of interest would apply.

If you are a non-U.S. holder subject to U.S. federal income tax under the first bullet point, you will be taxed on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax as explained above. Non-U.S. holders subject to U.S. federal income tax only under the second bullet point will be taxed on the net gain at a rate of 30% (or lower applicable treaty rate, if any).

Information Reporting and Backup Withholding

The interest on a note and the amount of tax (if any) withheld from such payment of interest generally will be reported to the IRS on IRS Form 1042-S. Neither information reporting on IRS Form 1099 nor backup withholding will apply to interest payments or to amounts received on the sale, exchange, redemption, retirement or other taxable disposition of a note if a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E is provided to us, our paying agent or other appropriate person and if, in the case of amounts received on the sale, exchange, redemption, retirement or other taxable disposition of a note, certain other information is provided. However, the exemption from backup withholding and information reporting requirements does not apply if the withholding agent or an intermediary knows or has reason to know that such exemption is not available to you.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Withholding at a rate of 30% generally will be required in certain circumstances on payments of interest in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition (including payments of principal) of, notes held by or through a “foreign financial institution” (as specifically defined for this purpose) that does not qualify for an exemption from these rules, unless the institution (i) enters into, and complies with, an agreement with the IRS to undertake certain diligence and to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold 30% on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, undertakes such diligence and reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, payments of interest in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, notes held by or through a “non-financial foreign entity” (as specifically defined for this purpose) that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.” We will not pay any additional amounts to holders of notes in respect of any amounts withheld. Prospective holders should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

THIS SUMMARY OF MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF (I) U.S. FEDERAL GIFT AND ESTATE TAX LAWS, (II) STATE, LOCAL OR FOREIGN TAX LAWS AND (III) ANY INCOME TAX TREATY.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain terms and conditions in the underwriting agreement, we have agreed to sell to the underwriters and each underwriter has severally agreed to purchase from us the principal amount of notes indicated in the following table:

Underwriters	Principal Amount of 2025 Notes	Principal Amount of 2048 Notes
Goldman Sachs & Co. LLC	$50,258,000	$50,258,000
J.P. Morgan Securities LLC	50,258,000	50,258,000
TD Securities (USA) LLC	50,258,000	50,258,000
Wells Fargo Securities, LLC	50,258,000	50,258,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	33,956,000	33,956,000
Deutsche Bank Securities Inc.	33,956,000	33,956,000
HSBC Securities (USA) Inc.	33,956,000	33,956,000
U.S. Bancorp Investments, Inc.	33,956,000	33,956,000
PNC Capital Markets LLC	22,165,000	22,165,000
Santander Investment Securities Inc.	22,165,000	22,165,000
The Williams Capital Group, L.P.	22,164,000	22,164,000
Barclays Capital Inc.	16,753,000	16,753,000
BB&T Capital Markets, a division of BB&T Securities, LLC	16,753,000	16,753,000
BNP Paribas Securities Corp.	16,753,000	16,753,000
Lloyds Securities Inc.	16,752,000	16,752,000
Rabo Securities USA, Inc.	16,752,000	16,752,000
Comerica Securities, Inc.	12,887,000	12,887,000

Total	$500,000,000	$500,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial offering prices set forth on the cover of this prospectus supplement. Any 2025 notes or 2048 notes sold by the underwriters to securities dealers may be sold at a discount from the initial offering price of up to 0.240% and 0.420%, respectively, of the principal amount of such series of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial offering price of up to 0.125% of the principal amount of the 2025 notes and up to 0.250% of the principal amount of the 2048 notes. If all of the notes of a series are not sold at their initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and as a total):

	Paid by Sysco
	Per Note	Total
2025 notes	0.400%	$2,000,000
2048 notes	0.750%	$3,750,000

We estimate that our total expenses of the offering, excluding the underwriting discount, will be approximately $1.9 million.

Each series of notes is a new issue of securities with no established trading market. Sysco has been advised by the underwriters that the underwriters intend to make a market in the notes of each series but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes of any series offered hereby.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes of each series may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Affiliates of certain of the underwriters are lenders under our credit facility. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of Sysco (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Any of the underwriters or their affiliates that have a lending relationship with us routinely hedge or may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Affiliates of certain of the underwriters are dealers under our commercial paper program and may hold commercial paper notes thereunder. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay our outstanding commercial paper held by at least one of the underwriters or their affiliates, such underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. In such event, this offering will be made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering. If there is a “conflict of interest” under FINRA Rule 5121, the underwriters who will be receiving such proceeds will not confirm sales of notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

Goldman Sachs & Co. LLC is acting as the sole dealer manager in connection with the tender offer, and it will receive customary compensation in connection therewith. In addition, certain of the underwriters and/or their respective affiliates may hold a portion of the tender offer securities for their own account and/or for the accounts of customers and, therefore, may receive a portion of the net proceeds from the offering if such tender offer securities are tendered in the tender offer. Additionally, U.S. Bancorp National Association, an affiliate of U.S. Bancorp Investments, Inc., is trustee for the notes offered hereby.

Prohibition of Sales to European Economic Area Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document, if required by Regulation (EU) No 1286/2014, as amended, for offering or selling the notes or otherwise making them available to retail investors in the EEA, has been or will be prepared.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. No underwriter may publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, Sysco or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Bracewell LLP, Houston, Texas. Baker Botts L.L.P., Houston, Texas, has advised the underwriters with regard to various matters relating to the notes.

EXPERTS

The consolidated financial statements of Sysco Corporation and subsidiaries (“Sysco”), appearing in Sysco’s Annual Report (Form 10-K) for the year ended July 1, 2017, and the effectiveness of Sysco’s internal control over financial reporting as of July 1, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

SYSCO CORPORATION

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

AND

GUARANTEES OF DEBT SECURITIES

Sysco may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities described in this prospectus, including shares of common stock and preferred stock and one or more series of debt securities. We may also offer shares of common stock upon conversion of the preferred stock. We will offer securities to the public using this prospectus on terms determined by market conditions. We may issue debt securities in registered form without coupons or in bearer form with or without coupons attached. We may issue debt securities denominated in and/or payable in U.S. dollars or in foreign currency or currency units. If indicated in the relevant prospectus supplement, the debt securities issued by Sysco may be fully and unconditionally guaranteed by some or all of our directly or indirectly wholly-owned subsidiaries.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering, the prices and the terms of the securities being offered. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer or sell our securities unless a prospectus supplement accompanies this prospectus.

The prospectus supplement will also set forth the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of any securities. We will also name the managing underwriters with respect to each series sold to or through underwriters in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer securities through dealers, underwriters or agents designated from time to time, as set forth in the applicable prospectus supplement. Our net proceeds from any offering will be the purchase price minus the following: the discount if we offer through an underwriter; the commission if we use an agent; and other expenses attributable to issuance and distribution. We may also sell securities directly to investors on our own behalf. In the case of sales made directly by us, no commission will be payable. See “Plan of Distribution” in this prospectus for possible indemnification arrangements with dealers, underwriters and agents, and for general information about the distribution of securities offered.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SYY.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The date of this prospectus is August 25, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission using a “shelf” registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Sysco or any underwriter, dealer or agent. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof. You should not assume that the information in this prospectus, any supplement to this prospectus or any document incorporated by reference is accurate at any date other than the date of the document in which such information is contained or such other date referred to in that document, regardless of the time of any sale or issuance of a security. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

As used in this prospectus, unless otherwise specified or where it is clear from the context that the term only means Sysco Corporation, the terms “Sysco,” the “Company,” “we,” “us,” and “our” refer to Sysco Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Sysco files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. Sysco’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco are also available to the public at the SEC’s web site at http://www.sec.gov, and are also available on Sysco’s website, www.sysco.com.

The SEC allows Sysco to “incorporate by reference” information we file with the SEC, which means that Sysco can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information contained in this prospectus.

The following documents filed by Sysco (File No. 1-06544) with the SEC are incorporated by reference in and made a part of this prospectus:

•	Sysco’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 8, 2014;

•	Sysco’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015;

•	Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2015;

•	Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2015;

•	Sysco’s Amendment No. 1 on Form 8-K/A filed with the Securities and Exchange Commission on July 31, 2015; and

•	The description of Sysco’s common stock contained in Sysco’s registration statement on Form 8-A filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, including Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2000.

We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. These documents will be deemed to be incorporated by reference in this prospectus and to be a part of it from the date they are filed with the SEC.

You may obtain a copy of these filings, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

Sysco Corporation

Russell T. Libby, Secretary

1390 Enclave Parkway

Houston, Texas 77077-2099

Telephone: (281) 584-1390

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus contains “forward-looking statements,” as defined under U.S. securities laws, that involve substantial risks and uncertainties. All statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein regarding our business strategy, future operations, financial position, cost savings, prospects, plans and objectives, as well as information concerning industry trends, expected actions of third parties and other forward-looking information, are forward-looking statements. You can identify many of these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “could” and “continue” or similar words. You should read statements that contain these words carefully for the following reasons:

•	the statements discuss our future expectations;

•	the statements contain projections of our future results of operations or of our financial condition; and

•	the statements state other “forward-looking” information.

We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. All forward-looking statements speak only as of the date on which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. The discussion of risk factors incorporated by reference into this prospectus, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of any of the events described in those risk factors and elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operations. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the factors that could cause our actual results to differ materially include the factors that we describe under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 27, 2015, as well as any risk factors described in our subsequent filings with the SEC, which are incorporated herein by reference. These factors, risks and uncertainties include, but are not limited to, the following:

•	periods of significant or prolonged inflation or deflation and their impact on our product costs and profitability;

•	risks related to unfavorable conditions in the U.S. economy and local markets and the impact on our results of operations and financial condition;

•	the risk that competition in our industry may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

•	the risk that we may not be able to fully compensate for increases in fuel costs, and forward purchase commitments intended to contain fuel costs could result in above market fuel costs;

•	the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

•	the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

•	risks related to unfavorable changes to the mix of locally-managed customers versus corporate-managed customers;

•	the risk that we may not realize anticipated benefits from our operating cost reduction efforts;

•	difficulties in successfully expanding into international markets and complimentary lines of business;

•	the potential impact of product liability claims;

•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;

•	risks related to our ability to effectively finance and integrate acquired businesses;

•	our access to borrowed funds in order to grow and any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

•	our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

•	the impact on our liquidity by payments required to appeal tax assessments with certain tax jurisdictions;

•	due to our reliance on technology, any technology disruption or delay in implementing new technology could have a material negative impact on our business;

•	the risk that a cybersecurity incident and other technology disruptions could negatively impact our business and our relationships with customers;

•	the potential requirement to pay material amounts under our multiemployer defined benefit pension plans;

•	our funding requirements for our company-sponsored qualified pension plan may increase should financial markets experience future declines;

•	labor issues, including the renegotiation of union contracts and shortage of qualified labor;

•	risks related to actions of activists stockholders; and

•	the risk that the anti-takeover benefits provided by our preferred stock may not be viewed as beneficial to stockholders;

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus and the documents incorporated by reference herein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We do not undertake any obligation to make any revisions to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law, including the securities laws of the United States and rules and regulations of the SEC.

SYSCO CORPORATION

Sysco Corporation, acting through its subsidiaries and divisions, is the largest North American distributor of food and related products primarily to the foodservice or food-away-from-home industry. We provide products and related services to approximately 425,000 customers, including:

•	restaurants;

•	healthcare and educational facilities;

•	lodging establishments; and

•	other foodservice customers.

Since Sysco’s formation in 1969, annual sales have grown from approximately $115 million to $48.7 billion in fiscal 2015, both through internal expansion of existing operations and through acquisitions. Our operations include:

•	broadline operating companies;

•	specialty produce companies;

•	custom-cut meat operations;

•	hotel supply operations;

•	SYGMA, our chain restaurant distribution subsidiary;

•	a company that distributes specialty imported products;

•	a company that distributes to international customers; and

•	the company’s Sysco Ventures platform, a suite of technology solutions that help support the business needs of Sysco’s customers.

The products we distribute include:

•	a full line of frozen foods, such as meats, seafood, fully prepared entrees, fruits, vegetables and desserts;

•	a full line of canned and dry foods;

•	fresh meats and seafood;

•	dairy products;

•	beverage products;

•	imported specialties; and

•	fresh produce.

We also supply a wide variety of non-food items, including:

•	paper products, such as disposable napkins, plates and cups;

•	tableware, such as china and silverware;

•	cookware, such as pots, pans and utensils;

•	restaurant and kitchen equipment and supplies; and

•	cleaning supplies.

Our operating companies distribute both nationally branded merchandise and products packaged as Sysco private brands.

Sysco is a Delaware corporation, and our principal executive offices are located at 1390 Enclave Parkway, Houston, Texas 77077-2099. Our telephone number is (281) 584-1390. In this prospectus supplement, we refer to Sysco and its subsidiaries and divisions as “we” or “us,” unless we specifically state otherwise or the context indicates otherwise. Sysco’s common stock is listed on the New York Stock Exchange under the trading symbol “SYY.”

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended June 27, 2015, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include, among other things, additions to working capital, capital expenditures, acquisitions, investments, redemption or repurchase of securities and repayment of outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Sysco’s ratio of earnings to fixed charges for the five fiscal years ended June 27, 2015 are set forth below:

	Fiscal Year Ended
	June 27, 2015		June 28, 2014		June 29, 2013		June 30, 2012		July 2, 2011
Ratio of earnings to fixed charges(1)	4.6	x	11.0	x	11.0	x	12.4	x	12.9	x

(1)	For the purpose of calculating this ratio, “earnings” consist of earnings before income taxes and fixed charges (exclusive of interest capitalized). “Fixed charges” consist of interest expense, capitalized interest and the estimated interest portion of rents.

DESCRIPTION OF PREFERRED STOCK

We may issue, from time to time, shares of one or more series or classes of our preferred stock. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our charter, bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our charter, bylaws and the relevant certificate of designation.

Authorized Shares

Under our charter, we have the authority to issue 1,500,000 shares of preferred stock.

General

Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

•	whether and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	the other rights and privileges and any qualifications, limitations of or restrictions on the rights or privileges of the series.

Dividends

Holders of shares of preferred stock shall be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that has a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full cumulative dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for all past dividend periods and the then current dividend period. Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that does not have a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for the then current dividend period. Notwithstanding the required order of the payment of dividends on any preferred stock as described in this paragraph, the applicable prospectus supplement may allow for monies deposited in a sinking fund to be applied to the purchase or redemption of preferred stock, regardless of its ranking relative to other series of our preferred stock.

The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable articles of amendment and applicable prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

Unless otherwise set forth in the applicable prospectus supplement, holders of any outstanding shares of our preferred stock will have a liquidation preference to holders of our common stock in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or in the event of insolvency. Neither a consolidation nor merger of us with another corporation shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that class;

•	increase or decrease the par value of the shares of that class; or

•	alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If any amendment to our charter would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous

The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement, when issued and paid for, will be fully paid and non-assessable.

When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our charter, bylaws and the applicable prospectus supplement.

Authorized Shares

Under our charter, we have the authority to issue an aggregate of 2,000,000,000 shares of common stock. As of August 21, 2015, 586,765,938 shares of our common stock were outstanding and 55,259,585 shares of our common stock were reserved for issuance pursuant to our currently active stock plans. We have also granted options to purchase our common stock under several previous stock option plans for which previously granted options remain outstanding.

Dividends

Subject to the rights of the holders of any preferred stock that may be outstanding, each holder of common stock is entitled to receive any dividends our Board of Directors declares out of funds legally available to pay dividends. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant.

Voting Rights

Each holder of common stock is entitled to one vote per share, and is entitled to vote on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights. As a result, under the Delaware General Corporation Law, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all of our directors then standing for election and holders of the remaining shares will not be able to elect any director, subject to any voting rights held by holders of our preferred stock.

Liquidation Rights

If we liquidate our business, holders of common stock are entitled to share equally in any distribution of our assets after we pay our liabilities and the liquidation preference of any outstanding preferred stock.

Absence of Other Rights

Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities. In addition, there are no conversion rights or redemption or sinking fund provisions.

Miscellaneous

All shares of common stock being offered by the applicable prospectus supplement will, when issued and paid for, be fully paid and non-assessable. Our certificate of incorporation contains no restrictions on the alienability of the common stock. Our common stock is traded on the New York Stock Exchange under the symbol “SYY.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

Certain Anti-takeover Effects

General. Certain provisions of our charter, our bylaws and the Delaware General Corporation Law (the “DGCL”) could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors, regardless of whether our stockholders support the transaction. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our charter, our bylaws and the DGCL.

Business Combinations. Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our charter nor our bylaws contains a provision electing to “opt-out” of Section 203.

Supermajority Requirement for Business Combinations. In addition to the requirements of Section 203 of the DGCL, our charter provides that the affirmative vote of 80% of our outstanding stock entitled to vote shall be required for certain business combinations not approved by a majority of our Directors who are not affiliated with the interested party in the potential transaction, except in certain circumstances. This provision of our charter may only be amended by the affirmative vote of 80% of our outstanding stock entitled to vote.

Advance Notice Provisions. Stockholders seeking to nominate candidates to be elected as directors at an annual meeting or to bring business before an annual meeting must comply with an advance written procedure. Only persons who are nominated by or at the direction of our board, or by a stockholder who has given timely written notice to our Secretary before the meeting to elect directors, will be eligible for election as directors. At any stockholders’ meeting the business to be conducted is limited to business brought before the meeting by or at the direction of the board of directors, or a stockholder who has given timely written notice to our Secretary of its intention to bring business before an annual meeting. A stockholder must give notice that is received at our principal executive offices in writing not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s annual meeting. However, if the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date, notice by the stockholder in order to be timely must be received not later than the later of the close of business 90 days prior to the annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made by Sysco. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder must give notice to nominate a director not later than the close of business on the tenth day following the day notice of the special meeting was mailed to stockholders or public disclosure of the date of the meeting was first made by Sysco. A stockholder’s notice must also contain certain information specified in the bylaws. These provisions may preclude or deter some stockholders from bringing matters before, or making nominations for directors at, an annual meeting. The certificate of incorporation and bylaws of Sysco provide that 35% of the shares entitled to vote at a meeting shall constitute a quorum except as otherwise required by law.

Special Meetings. Only our Board, our Chairman of the Board, our Chief Executive Officer or our President may call a special meeting of stockholders; however, we have agreed to amend our bylaws to allow for a stockholder or group of stockholders owning at least 25% of our outstanding common shares to call a special meeting of stockholders. These provisions may make it more difficult for stockholders to take action opposed by our Board.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability to us or our stockholders for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as:

•	breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	the unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derives an improper personal benefit.

These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or Sysco from bringing a lawsuit against our directors. However, these provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. Also, these provisions will not alter a director’s liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law, and our bylaws provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions. These rights are deemed to have fully vested at the time the indemnitee assumes his or her position with Sysco and shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities to be offered will constitute either senior or subordinated debt of Sysco and will be issued, in the case of senior debt, under a Senior Debt Indenture (the “Senior Debt Indenture”), as it may be amended and supplemented from time to time, between Sysco and the Bank of New York Mellon Trust Company, N.A., as successor Trustee, and, in the case of subordinated debt, under a Subordinated Debt Indenture (the “Subordinated Debt Indenture”), as it may be amended and supplemented from time to time, between Sysco and the trustee to be named in any prospectus supplements relating to subordinated debt. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” Any series of debt securities may be offered together with the unconditional guarantees of some or all of our subsidiaries. The Bank of New York Mellon Trust Company, N.A. and the trustee to be named in the prospectus supplements relating to subordinated debt, if any, are hereinafter referred to individually as a “Trustee” and collectively as the “Trustees.” The Senior Debt Indenture and form of Subordinated Debt Indenture are included as exhibits to the Registration Statement of which this prospectus is a part (the “Registration Statement”). The following summaries of certain provisions of the Indentures and the debt securities do not purport to be complete, and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the debt securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and certain covenants. See “Senior Debt” and “Subordinated Debt.”

General

The Indentures do not limit the amount of additional indebtedness we or any of our subsidiaries may incur. The debt securities will be unsecured senior or subordinated obligations of Sysco.

We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount. Some or all of our subsidiaries may unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. See “Guarantee of Debt Securities.”

Reference is made to the prospectus supplement for the following terms of and information relating to the debt securities of any series and any guarantees thereof (to the extent such terms are applicable):

•	the classification as senior or subordinated debt securities, the specific designation, aggregate principal amount and purchase price;

•	the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, will or may be payable;

•	the date or dates of maturity;

•	any redemption, repayment or sinking fund provisions;

•	the interest rate or rates, if any, the dates on which any such interest will be payable and the regular record dates for such interest payments (or the method by which such rate or rates or dates will be determined);

•	the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on such debt securities may be calculated, and any currencies, commodities or indices, or value, rate or price, relevant to such calculation;

•	the place or places where the principal, premium, if any, and interest, if any, on such debt securities will be payable;

•	whether such debt securities will be issuable in registered form, without coupons, or bearer form, with or without coupons (“bearer securities”) or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

•	whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and if so, the identity of the depositary, if any, for such global debt securities;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

•	if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

•	if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

•	any terms on which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of Sysco or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in the prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	the terms and conditions upon which and the manner in which such debt securities may be defeased or discharged if different from the defeasance provisions described below;

•	the identity of the specific guarantors, if any, and the terms of any guarantees of the debt securities; and

•	any other specific terms of such debt securities, including any additional or different events of default or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer securities (except when held in temporary global form) and the coupons, if any, appertaining thereto (except when attached to temporary global securities) will be transferable by delivery.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under the applicable Indenture as security registrar for the debt securities we issue in registered form under that Indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. Sysco or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest, or interest at a rate that at the time of issuance is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities (or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) are described in the relevant prospectus supplement.

Debt securities may be issued from time to time with payment terms which are calculated by reference to the value, rate or price of one or more currencies, commodities, indices or other factors. Holders of such debt securities may receive a principal amount (including premium, if any) on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal (including premium, if any) or interest otherwise payable on such dates, depending upon the value, rate or price on such dates of the applicable currency, commodity, index or other factor. Information as to the methods for determining the amount of principal, premium, if any, or interest payable on any date, the currencies, commodities, indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the prospectus supplement, and except as set forth below under “Merger or Consolidation,” the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Guarantee of Debt Securities

Some or all of our subsidiaries may guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

In February 2012, we entered into a supplemental indenture to amend the Senior Debt Indenture to provide for guarantees for our debt securities under the Senior Debt Indenture. The supplemental indenture was signed by certain of our U.S. broadline subsidiaries as initial guarantors, and served to update the Senior Debt Indenture to reflect the guarantees they provided in 2011 for our existing senior debt securities and to provide that we may have them guarantee future issuances of senior debt securities under the Senior Debt Indenture. The supplemental indenture included a provision that states that the obligations of each guarantor under its guarantees and the Senior Debt Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such guarantor (including any other guarantees), result in the obligations of such guarantor under its guarantees and the Senior Debt Indenture not constituting a fraudulent transfer or conveyance under any bankruptcy law or any similar federal, state or foreign law affecting the rights of creditors generally.

Any series of debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates. Unless otherwise provided in a prospectus supplement, guarantees of senior debt securities will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the respective guarantors. Guarantees of subordinated debt securities will be junior in right of payment to all of the present and future senior indebtedness of the respective guarantors, including without limitation, guarantees of senior indebtedness, to the extent described in each prospectus supplement.

The assets of Sysco consist principally of the stock of its subsidiaries. Therefore, the rights of Sysco and the rights of its creditors to participate in the assets of any subsidiary upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Sysco itself and/or the claims of those creditors themselves may be recognized as creditor claims of the subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. Furthermore, the ability of Sysco to service its indebtedness and other obligations is dependent upon the earnings and cash flow of its subsidiaries and the distribution or other payment to it of such earnings or cash flow. If any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Sysco’s rights and the rights of our creditors, including your rights as an owner of debt securities, will be subject to that prior claim, unless we or you, in the event that your debt securities are guaranteed by such subsidiary, are also a direct creditor of that subsidiary. If your debt securities are not guaranteed by a subsidiary, you will not be a direct creditor of that subsidiary, and your rights to obtain payments from that subsidiary will be structurally subordinated to the rights of that subsidiary’s creditors.

As of June 27, 2015, certain of our U.S. broadline subsidiaries were guarantors under approximately $7.5 billion of Sysco’s outstanding senior notes and debentures, and such subsidiaries may also guarantee one or more series of additional debt securities issued under the indenture. In July 2015, we redeemed $5.0 billion in senior notes. In addition, although Sysco currently does not have any secured indebtedness, if in the future Sysco or any guarantor incurs any secured indebtedness, the debt securities and any related guarantees will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness.

Sysco is also an indirect holding company for other non-guarantor subsidiaries. Such non-guarantor subsidiaries currently include our international and SYGMA subsidiaries, as well as our Asian foods, custom-cut meat, specialty produce, hotel supply and certain other subsidiaries. To the extent any subsidiaries are not subsidiary guarantors for a series of debt securities, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of that series of debt securities. A series of debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of any subsidiaries that are not subsidiary guarantors with respect to such series of debt securities.

Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by the guarantors. The applicable supplemental indentures for the debt securities offered hereunder may provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of the guarantors under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.

To the extent that a court were to find that (x) a guarantee was incurred by any guarantor with the intent to hinder, delay or defraud any present or future creditor or (y) each guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and that guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of such guarantor constituted unreasonably small capital to carry on its business or

(iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of each guarantor’s other creditors. To the extent any guarantee issued by any guarantor was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by that guarantor could cease to have any direct claim against that guarantor and would be creditors solely of Sysco, and any claims against that guarantor would be structurally subordinated, as discussed above. In addition, in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the lender impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, (ii) the lender elects remedies for default that impair the subrogation rights of the guarantor against the borrower, (iii) the guaranteed debt is materially modified, or (iv) the lender otherwise takes action under loan documents that materially prejudices the guarantor.

We and each guarantor intend to attempt to structure the issuances of the guarantees by each guarantor in such a manner that they will not be fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

Global Securities

Registered Global Securities. The registered debt securities of a series may be issued in the form of one or more fully registered global securities (a “Registered Global Security”) that will be deposited with (and registered in the name of) a depositary (a “Depositary”) identified in the prospectus supplement relating to such series (or a nominee of the Depositary). Unless and until it is exchanged in whole for debt securities in “definitive” form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (A security held in “definitive” form is a certificated security other than a Global Security, meaning that it is not registered in the name of and held by a Depositary, and it is therefore not subject to the transfer restriction described immediately above.)

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. We anticipate that provisions substantially similar to the following will apply to all depositary arrangements. However, the operations and procedures of depositaries are solely within their control and are subject to changes by them. We do not take any responsibility for those operations and procedures. Thus, investors receiving interests in a Registered Global Security would need to contact the depositary or the participants in the depositary through which the investors hold their interests in order to discuss these matters.

A depositary (such as, for example, the Depository Trust Company, or “DTC”) is generally an entity created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. Participants generally include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to a depositary’s system may also be available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of the depositary, either directly or indirectly, and these entities are referred to as “indirect participants.”

Therefore, ownership of beneficial interests in a Registered Global Security would be limited to persons that are participants in (i.e., persons who have accounts with) the Depositary and persons that hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such Registered Global Security beneficially owned by or through such participants. The accounts to be credited initially will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states (and countries other than the United States) may require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Global Security to such persons would be limited to that extent. Because a depositary can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a Global Security to pledge such interests to persons or entities that do not participate in the depositary’s system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, we will consider the Depositary or its nominee, as the case may be, the sole owner and holder of the debt securities represented by the Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the debt securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders thereof under such Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security (and, if such person is not a participant, on the procedures of the participant through which such person owns its interest) to exercise any rights of a holder under such Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security generally either (i) authorizes the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action, or (ii) otherwise acts upon the instructions of beneficial owners holding through them.

Payments of principal, premium, if any, and interest, if any, on debt securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. Neither Sysco, the Trustee, Sysco’s subsidiaries that guarantee the debt securities, nor any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary for any debt securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be the responsibility of such participants and will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers or registered in “street name.”

If the Depositary for any debt securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary (including its loss of eligibility to so serve because it is no longer a clearing agency registered under the Exchange Act), and we do not appoint a successor Depositary which is registered as a clearing agency under the Exchange Act within 90 days, we will issue such debt securities in definitive form in exchange for such Registered Global Security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more Registered Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such debt securities. Any debt securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the applicable Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

Global Securities for Bearer Instruments. Debt securities of a series intended to trade in bearer form (referred to elsewhere herein as bearer securities) may also be represented by one or more Global Securities that will be deposited with a common depositary or with a nominee for such depositary, in either case as identified in the prospectus supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of bearer debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series.

Senior Debt

The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) issued under the Senior Debt Indenture (referred to herein as the “senior debt securities”) will rank pari passu with all of our other debt which is (a) unsecured and unsubordinated debt and (b) senior to the subordinated debt securities described below under “Subordinated Debt.”

The indentures contain certain restrictive covenants that apply, or may apply, to us and our Subsidiaries (as defined below). The covenants described below under “Limitations on Liens” and “Limitations on Sale and Lease-Back Transactions” will not apply to a series of debt securities unless we specifically so provide in the applicable prospectus supplement.

You should read carefully the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or Events of Default that may be included in the terms of such debt securities.

Limitations on Liens. We covenant in the Senior Debt Indenture that we will not (nor will we permit any Subsidiary to) issue, incur, create, assume or guarantee any debt for borrowed money (including all obligations evidenced by bonds, debentures, notes or similar instruments) secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“mortgage”) upon any Principal Property or upon any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the senior debt securities (together with, if we shall so determine, any other indebtedness of or guarantee by us or such Subsidiary ranking equally with the senior debt securities) shall be secured equally and ratably with (or, at our option, prior to) such secured debt. The foregoing restriction, however, will not apply to each of the following: (a) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation’s becoming a Subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by us or a Subsidiary, or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages to secure indebtedness owing to us or to a Subsidiary; (d) mortgages existing at the date of the initial issuance of any senior debt securities then outstanding;

(e) mortgages on property of a person existing at the time such person is merged into or consolidated with Sysco or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or a Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a), (b), (d), (e) or (f); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement. Any mortgages permitted by any of the foregoing clauses (a) through (g) shall not extend to or cover any other Principal Property of ours or of one of our Subsidiaries, or any shares of stock or indebtedness of any such Subsidiary, subject to the foregoing limitations, other than the property, including improvements thereto, stock or indebtedness specified in such clauses. (Senior Debt Indenture Section 3.7).

Notwithstanding the restrictions in the preceding paragraph, we or any Subsidiary of ours may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the senior debt securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed 20% of Sysco’s Consolidated Net Tangible Assets. (Senior Debt Indenture Section 3.7).

Limitations on Sale and Lease-Back Transactions. We also covenant in the Senior Debt Indenture that we will not, nor will we permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between us and one of our Subsidiaries, or between Subsidiaries, unless: (a) we or such Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the senior debt securities, pursuant to the limitation on liens described above; or (b) the proceeds of such transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our Board of Directors) and we apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of Sysco or a Subsidiary (other than debt that is subordinated to the senior debt securities or debt to us or a Subsidiary) that matures more than 12 months after its creation or (ii) the purchase, construction or development of other comparable property. (Senior Debt Indenture Section 3.8).

Certain Definitions

As used in the indentures and this prospectus, the following definitions apply:

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any property is defined in the Senior Debt Indenture to mean, at the time of determination, the lesser of: (a) the fair market value of such property (as determined in good faith by our Board of Directors); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities then outstanding under the Senior Debt Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” is defined in the Senior Debt Indenture to mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and of obligations under capital leases; and (b) intangible assets, to the extent included in said aggregate amount of assets, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Principal Property” is defined in the Senior Debt Indenture to mean the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant, any manufacturing, distribution or research facility or any self-serve center (in each case, whether now owned or hereafter acquired) which is owned or leased by us or any Subsidiary and is located within the United States of America or Canada unless our Board of Directors has determined in good faith that such office, plant facility or center is not of material importance to the total business conducted by us and our Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Sale and Lease-Back Transaction” is defined in the Senior Debt Indenture to mean any arrangement with any person providing for the leasing by us or any Subsidiary of any Principal Property which property has been or is to be sold or transferred by us or such Subsidiary to such person.

“Subsidiary” is defined in the Senior Debt Indenture to mean any corporation in which we and/or one or more of our Subsidiaries together own voting stock having the power to elect a majority of the board of directors of such corporation, directly or indirectly. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Senior Debt Indenture Section 1.1).

Subordinated Debt

The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) issued under the Subordinated Debt Indenture (referred to herein as the subordinated debt securities) will rank junior to “Senior Indebtedness” (as such term is defined in the Subordinated Debt Indenture). The payment of the principal, premium, if any, and interest on the subordinated debt securities is subordinated and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to the prior payment in full of all “Senior Indebtedness,” as explained below. The senior debt securities previously issued under the Senior Debt Indenture prior to the date of this prospectus are described above under “Senior Debt.”

No Payment If Senior Indebtedness In Default. No payment (including the making of any deposit in trust with the Trustee in accordance with Section 10.1 of the Subordinated Debt Indenture) on account of principal, premium, if any, or interest on any subordinated debt securities (nor any payment to acquire any of the subordinated debt securities for cash or property) may be made if, at the time of such payment or immediately after giving effect thereto, either of the following is true:

•	there exists a default in the payment of the principal, premium, if any, or interest with respect to any Senior Indebtedness, when due and payable, whether at maturity, upon redemption, by declaration or otherwise; or

•	during certain “blockage periods” based on a non-monetary default with respect to Senior Indebtedness. A blockage period begins when holders of any Senior Indebtedness give written notice of certain types of events of default with respect to the Senior Indebtedness to the Trustee and us. The event of default must not be a default in the payment of principal, premium (if any), or interest, and it must permit the holders of the Senior Indebtedness to accelerate the maturity of the Senior Indebtedness. A blockage period will last 180 days, except that it will end earlier if the event of default has been cured or waived, or if the holders of the Senior Indebtedness send a notice to the Trustee and us terminating the blockage period.

The Trustee may still make payments on subordinated debt securities during a blockage period, if the payments are made from monies or securities previously deposited with the Trustee pursuant to the terms of Section 10.1 of the Subordinated Debt Indenture, so long as at the time such deposit was made (and immediately after giving effect thereto) the above conditions did not exist.

Once the blockage period expires, we will be obligated to promptly pay to subordinated debt holders all sums not paid during the blockage period. Only one such blockage period may be commenced within any 360 consecutive days. In addition, where an event of default exists on the day a blockage period is commenced, that event of default cannot be made the basis for a second blockage period until the earlier default was cured or waived for a period of at least 90 consecutive days.

(Subordinated Debt Indenture, Section 13.2).

Priority of Senior Indebtedness. The holders of Senior Indebtedness will be entitled to require payment in full of all principal, premium (if any), and interest on the Senior Indebtedness before subordinated debt holders may receive any payment of principal, premium (if any), or interest on the subordinated debt securities, or any payment to acquire any of the subordinated debt securities, upon any of the following events:

•	insolvency, bankruptcy proceedings, receivership, liquidation or reorganization of Sysco under Federal or state law, or similar proceedings, relative to Sysco or its creditors, or its property;

•	voluntary liquidation, dissolution or winding up of Sysco;

•	an assignment for the benefit of creditors or any other marshalling of assets of Sysco (whether or not involving insolvency or bankruptcy); or

•	a declaration that any subordinated debt security is due and payable before its expressed maturity because of the occurrence of an Event of Default under the Subordinated Debt Indenture (see “Events of Default” below).

However, the Trustee may nonetheless make payments on a subordinated debt security under such circumstances if the payment is made from monies or securities previously deposited with the Trustee pursuant to the terms of Section 10.1 of the Subordinated Debt Indenture, so long as at the time such deposit was made (or immediately after giving effect thereto) the above conditions did not exist. (Subordinated Debt Indenture, Section 13.3).

Under the Subordinated Debt Indenture, the term “Senior Indebtedness” means (a) all indebtedness and obligations of Sysco existing on the date of the Subordinated Debt Indenture or created, incurred or assumed thereafter, and which (i) are for money borrowed; (ii) are evidenced by any bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any assets or services of any kind; (iv) are obligations as lessee under any lease of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (v) are reimbursement obligations with respect to letters of credit or other similar instruments; (vi) are obligations under interest rate, currency or other indexed exchange agreements, agreements for caps or floors on interest rates, foreign exchange agreements or any other similar agreements; (vii) are obligations under any guaranty, endorsement or other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness or obligations of other persons of the types referred to in clauses (i) through (vi) above (other than endorsements for collection or deposits in the ordinary course of business); or (viii) are obligations of other persons of the type referred to in clauses (i) through

(vii) above secured by a lien to which any of our properties or assets are subject, whether or not the obligations secured thereby shall have been issued by us or shall otherwise be our legal liability; and (b) any deferrals, renewals, amendments, modifications, refundings or extensions of any such indebtedness or obligations of the types referred to above. However, notwithstanding the foregoing, Senior Indebtedness does not include (1) any indebtedness of Sysco to any of our subsidiaries, (2) any indebtedness or obligation of Sysco which by its express terms is stated to be not superior in the right of payment to the subordinated debt securities or to rank pari passu with, or to be subordinated to, the subordinated debt securities, or (3) any indebtedness or obligation incurred by us in connection with the purchase of any assets or services in the ordinary course of business and which constitutes a trade payable or account payable. (Subordinated Debt Indenture, Section 1.1).

By reason of such subordination, in the event of insolvency, holders of subordinated debt securities who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

Merger or Consolidation

Each of the Indentures provides that we may merge or consolidate with any other person or persons (whether or not affiliated with us), and we may sell, convey, transfer or lease all or substantially all of our property to any other person or persons (whether or not affiliated with us), so long as we meet the following conditions:

1.	Either (a) the transaction is a merger or consolidation, and Sysco is the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease substantially all of our property) is a corporation organized under the laws of the United States or any state thereof and expressly assumes, by supplemental indenture satisfactory to the Trustee, all of our obligations under the Indenture and the relevant debt securities and coupons; and

2.	Immediately after giving effect to the transaction, no Event of Default (and no event or condition which, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing with respect to any series of debt security outstanding under the relevant Indenture.

(Senior and Subordinated Debt Indentures, Section 9.1).

In the event of any of the above transactions, if there is a successor person as described in paragraph (1)(b) immediately above, then the successor will expressly assume all of our obligations under the Indenture and automatically be substituted for us in the Indenture and as issuer of the debt securities. Further, if the transaction is in the form of a sale or conveyance, after any such transfer (except in the case of a lease), Sysco will be discharged from all obligations and covenants under the Indenture and all debt securities issued thereunder and may be liquidated and dissolved. (Senior and Subordinated Debt Indentures, Section 9.2).

Events of Default

An Event of Default is defined under each Indenture with respect to debt securities of any series issued under such Indenture as being: (a) default in payment of any principal of or premium, if any, on the debt securities of such series, either at maturity, upon any redemption, by declaration or otherwise (including a default in the deposit of any sinking fund payment with respect to the debt securities of such series when and as due); (b) default for 30 days in payment of any interest on any debt securities of such series; (c) default for 90 days after written notice (given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected by the default) in the observance or performance of any other covenant or agreement in respect of the debt securities of such series or such Indenture other than a covenant or agreement which is not applicable to the debt securities of such series, or a covenant or agreement with respect to which more particular provision is made; (d) certain events of bankruptcy, insolvency or reorganization; or (e) any other Event of Default provided in the supplemental indenture under which such series of debt securities is issued, or in the form of debt security for such series. (Senior and Subordinated Debt Indentures, Section 5.1).

Under each Indenture, if an Event of Default occurs and is continuing with respect to a series, then either the Trustee or the holders of 25% or more in principal amount of the outstanding debt securities of the affected series (voting as a single class) may declare the principal (or such portion thereof as may be specified in the terms thereof) of all debt securities of all affected series (plus any interest accrued thereon) to be due and payable immediately (unless the principal of such series has already become due and payable). However, upon certain conditions, such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the outstanding debt securities of all such affected series (treated as one class). If an Event of Default due to certain events of bankruptcy, insolvency or reorganization shall occur, the principal (or such portion thereof as may be specified in the terms thereof) of and interest accrued on all debt securities then outstanding shall become due and payable immediately, without action by the Trustees or the holders of any such debt securities. (Senior and Subordinated Debt Indentures, Sections 5.1 and 5.10).

Each Indenture requires the Trustee to give notice, within 90 days after the occurrence of default with respect to the securities of any series, of all defaults with respect to that series known to the Trustee (i) if any unregistered securities of that series are then outstanding, to the holders thereof, by publication at least once in a newspaper in New York and London and (ii) to all holders of registered securities of such series by way of mail, unless in each case such defaults have been cured before mailing or publication. Except in the case of default in the payment of the principal of or interest on any of the securities of such series, or in the payment of any sinking fund installment on such series, the Trustee will be protected in withholding such notice if and so long as the Trustee’s board of directors, the Trustee’s executive committee or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the holders of such series. (Senior and Subordinated Debt Indentures, Section 5.11)

Each Indenture entitles the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. (Senior and Subordinated Debt Indentures, Sections 5.6 and 6.2). Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series. (Senior and Subordinated Debt Indentures, Section 5.9). The Indenture does not require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there are reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. (Senior and Subordinated Debt Indentures, Section 6.1).

Each Indenture provides that no holder of debt securities of any series or of any coupon issued under such Indenture may institute any action against Sysco under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless (1) such holder previously shall have given to the Trustee written notice of default and continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, (3) the Trustee shall not have instituted such action within 60 days of such request, and (4) the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class). (Senior and Subordinated Debt Indentures, Sections 5.6 and 5.9).

Each Indenture contains a covenant that we will file annually with the Trustee a certificate stating whether or not we are in compliance (without regard to grace periods or notice requirements) with all conditions and covenants of the Indenture and, if we are not in compliance, describing the nature and status of the non-compliance. (Senior and Subordinated Debt Indentures, Section 3.5).

Defeasance

Each Indenture provides that we may defease and be discharged from any and all obligations (except as described below) with respect to the debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, as trust funds, money or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined) which through the payment of principal and interest in accordance with their terms will provide money, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on such debt securities. Such defeasance does not apply to obligations related to the following (the “Surviving Obligations”):

•	registration of the transfer or exchange of the debt securities of such series and of coupons appertaining thereto;

•	Issuer’s right to optional redemption, if any;

•	substitution of mutilated, destroyed, lost or stolen debt securities of such series or coupons appertaining thereto;

•	maintenance of an office or agency in respect of the debt securities of such series;

•	receipt of payment of principal and interest on the stated due dates (but any rights of holders to force redemption of the debt securities does not survive);

•	rights, obligations, duties and immunities of the Trustee; and

•	rights of Holders as beneficiaries of any trust created as described above for purposes of the defeasance.

In addition, each Indenture provides that with respect to each series of debt securities issued under such Indenture, even if the debt securities will not become due and payable within one year, we may elect either (a) to defease and be discharged from all obligations with respect to the debt securities of such series (except for the Surviving Obligations) or (b) to be released from only the restrictions described under “Senior Debt,” if applicable, and “Merger or Consolidation” and, to the extent specified in connection with the issuance of such series of debt securities, other covenants applicable to such series of debt securities, by meeting certain conditions. Those conditions include depositing with the Trustee (or other qualifying trustee), in trust for such purpose, money (or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money) in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on the debt securities of such series. Such a trust may only be established if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. Such opinion, in the case of a defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of such Indenture.

In the event of any defeasance of any series of subordinated debt securities issued thereunder, the Subordinated Debt Indenture provides that holders of all outstanding Senior Indebtedness will receive written notice of such defeasance. (Senior and Subordinated Debt Indentures, Section 10.1).

The foregoing provisions relating to defeasance may be modified in connection with the issuance of any series of debt securities, and any such modification will be described in the applicable prospectus supplement.

Modification of the Indentures

Under each of the Indentures, we may enter into supplemental indentures with the Trustee without the consent of the holders of debt securities in order to accomplish any of the following: (a) secure any debt securities, (b) evidence the assumption by a successor corporation of our obligations, (c) add covenants or Events of Default for the protection of the holders of any debt securities, (d) cure any ambiguity or correct any inconsistency in such Indenture or add any other provision which shall not adversely affect the interests of the holders of the debt securities, (e) establish the forms or terms of debt securities of any series or of the coupons appertaining to such debt securities, and (f) evidence the acceptance of appointment by a successor trustee. (Senior and Subordinated Debt Indentures, Section 8.1). Under the Senior Debt Indenture, we may also enter into supplemental indentures with the Trustee without the consent of the holders of debt securities in order to add additional guarantees or additional guarantors in respect of all or any series of debt securities under the Indentures, or evidence the release and discharge of any guarantor from its obligations under its guarantees of all or any series of debt securities and its obligations under the Indentures in accordance with the terms of the Indentures. (Senior Debt Indenture, Section 8.1, as amended by the Thirteenth Supplemental Indenture).

Each Indenture also contains provisions permitting the Trustee and us, with the consent of the holders of not less than a majority in principal amount of the debt securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the debt securities of each series so affected. However, we may not do any of the following without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security, or reduce the principal amount thereof,

•	reduce the rate (or alter the method of computation) of interest thereon or extend the time for payment thereof,

•	reduce (or alter the method of computation of) any amount payable on redemption or repayment thereof or extend the time for payment thereof,

•	change the currency in which the principal thereof, premium, if any, or interest thereon is payable,

•	reduce the amount payable upon acceleration,

•	alter certain provisions of the Indenture relating to the debt securities issued thereunder not denominated in U.S. dollars,

•	impair or affect the right to institute suit for the enforcement of any payment on any debt security when due,

•	if the debt securities provide therefor, impair or affect any right of repayment at the option of the holder of such debt securities, or

•	reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications.

(Senior and Subordinated Debt Indentures, Section 8.2).

In addition, the Subordinated Debt Indenture provides that it may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of Senior Indebtedness then outstanding whose rights would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6).

Governing Law

Each of the Indentures provides that it and the debt securities issued thereunder shall be deemed to be a contract under, and for all purposes shall be construed in accordance with, the laws of the State of New York. The guarantees also will be governed by New York law.

The Trustee

The Indenture provides that if an event of default occurs and is continuing, the Trustee must use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will become obligated to exercise any of its powers under the applicable Indenture at the request of any of the holders of any debt securities only after those holders have offered the Trustee indemnity reasonably satisfactory to it.

The Trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Senior Debt Indenture, is an affiliate of one of a number of banks with which we maintain ordinary banking relationships, for which they receive customary fees. BNY Mellon Capital Markets, LLC, an affiliated company with the trustee, is one of the dealers we currently use for our commercial paper program.

Paying and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers; or

•	through a combination of any of these methods of sale.

We may sell the securities directly, for cash or in exchange for assets. In that event, no underwriters or agents would be involved. Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any securities will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to the securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. We may agree to indemnify any such agents against certain liabilities, including liabilities under the Securities Act. Such agents might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We may conduct an offering of the securities through underwriters (by entry into an underwriting agreement) from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we do so, we will name the underwriters and describe the terms of our sale of the securities to them in the prospectus supplement relating to such the securities, which will be used by the underwriters to make resales of the securities. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We might agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. Such underwriters might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We may conduct an offering of the securities through dealers from time to time. If we do so, we would sell the securities to the dealer, who may be deemed to be an underwriter as that term is defined in the Securities Act, as principal. The dealer might then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We might agree to indemnify the dealers against certain liabilities, including liabilities under the Securities Act. Such dealers might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We may also authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at a particular public offering price pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on a particular date or dates. If we do so, we will describe such Contracts in the relevant prospectus supplement, including the price and date or prices and dates provided by such Contracts. Contracts may be entered into for a variety of reasons, including (without limitation) the need to assemble a pool of collateral, the need to match a refunding date or interest coupon date, or to meet the business needs of the purchaser. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (i) the purchase by a purchaser of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject and (ii) we shall have sold, and delivery shall have taken place to the underwriters named in the prospectus supplement, such part of the securities as is to be sold to them. The prospectus supplement will set forth the commission payable to agents, underwriters or dealers soliciting purchases of the securities pursuant to Contracts accepted by us. The underwriters and such agents or dealers will not have any responsibility in respect of the validity or performance of Contracts.

Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities.

Each series of securities will be a new issue and, other than our common stock, which is listed on The New York Stock Exchange, will have no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In connection with an offering of securities pursuant to this prospectus, the underwriters may over-allot or effect transactions that stabilize or maintain the market prices of the securities offered hereby or our other securities at levels above those which might otherwise prevail in the open market. Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an “at the market” offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. They may effect such transactions on an exchange or in the over-the-counter market. If the underwriters commence such stabilizing, it may be discontinued at any time.

We will describe in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities being offered and the proceeds or property we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

LEGAL MATTERS

The validity of the securities and the guarantees is being passed upon for Sysco by Arnall Golden Gregory LLP, Atlanta, Georgia. Jonathan Golden, the sole stockholder of Jonathan Golden P.C. (a partner of Arnall Golden Gregory LLP), is a director of Sysco. As of August 25, 2015, attorneys with Arnall Golden Gregory LLP involved in the preparation of this prospectus, and the registration statement of which it is a part, beneficially owned an aggregate of approximately 1,302 shares of Sysco’s common stock.

Certain legal matters relating to offerings of the securities and the related guarantees will be passed upon on behalf of the applicable dealers, underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS AND INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Sysco Corporation and subsidiaries appearing in Sysco Corporation’s Annual Report (Form 10-K) for the year ended June 27, 2015, and the effectiveness of Sysco Corporation and subsidiaries’ internal control over financial reporting as of June 27, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SYSCO CORPORATION

$500,000,000 3.550% Senior Notes due 2025

$500,000,000 4.450% Senior Notes due 2048

Joint Book-Running Managers

Goldman Sachs & Co. LLC

J.P. Morgan

TD Securities

Wells Fargo Securities

BofA Merrill Lynch

Deutsche Bank Securities

HSBC

US Bancorp

Co-Managers

PNC Capital Markets LLC

Santander

The Williams Capital Group, L.P.

Barclays

BB&T Capital Markets

BNP PARIBAS

Lloyds Securities

Rabo Securities

Comerica Securities